LEASE
			    DATED DECEMBER 1, 1989,

				    BETWEEN

			    HARVARD  MILLS REALTY,
		     A MASSACHUSETTS LIMITED PARTNERSHIP,

						   Landlord

			     METCALF & EDDY, INC.,

						   Tenant



				 Premises:  Wakefield, Massachusetts



			       TABLE OF CONTENTS


ARTICLE                                                                   PAGE


1.       Premises; Term..............................................       1

2.       Commencement of Term; Completion of
	       Demised Premises......................................       3

3.       Rent  ......................................................       4

4.       Use   ......................................................       9

5.       Facilities; Utilities.......................................      10

6.       Covenant of Quiet Enjoyment.................................      11

7.       Surrender of Premises.......................................      12

8.       Assignment, Subletting, Mortgaging..........................      12

9.       Subordination; Estoppel Certificate.........................      14

10.   Entry; Right to Change Portions of the
	       Building..............................................      15

11.   Laws, Ordinances, Requirement of Public
	       Authorities...........................................      16

12.   Repairs........................................................      17

13.   Alterations; Fixtures; Tenant's Property.......................      18

14.   Right to Perform Other Party's Obligations.....................      20

15.   Non-Liability; Limitation of Liability
	       of Landlord...........................................      21

16.   Insurance; Indemnity...........................................      23

17.   Damage by Fire or Other Cause..................................      27

18.   Condemnation...................................................      29

19.   Bankruptcy.....................................................      31

20.   Defaults and Remedies; Waiver of
	    Redemption...............................................      32

21.      Definition of Landlord......................................      35

22.      Notices.....................................................      36

23.      Rules and Regulations.......................................      36

24.      No Broker...................................................      37

25.      Miscellaneous...............................................      37

26.      Successors and Assigns......................................      40

27.      Tenant's Options............................................      40

28.      (Intentionally Omitted].....................................      41

29.      Arbitration.................................................      41



	 Schedule I        -     Demised Premises

	 Schedule I-A      -     New Demised Premises  (see Section 1.01)

	 Schedule II       -     Site Plan

	 Schedule III      -     Tenant's Percentage; Use

	 Schedule III-A    -     Rent

	 Schedule III-B    -     Fixed Rent for New Demised Premises (see
				 Section 1.01)

	 Schedule IV       -     (Intentionally omitted)

	 Schedule V        -     Non-Disturbance Agreement

	 Rules and Regulations

	 Addendum (with Schedule BB attached)


	       LEASE made as of this 1st day of December, 1989, made between HARVARD MILLS REALTY, A MASSACHUSETTS LIMITED PARTNERSHIP, a Massachusetts limited partnership having an office at 433 North Camden Drive, Suite 960, Beverly Hills, California 90210, hereinafter referred to as "Landlord," and METCALF & EDDY, INC., a Delaware corporation having an office at 10 Harvard Mills Square, Wakefield, Massachusetts 01880, hereinafter referred to as "Tenant."


			     W I T N E S S E T H:

				   RECITALS

	       Landlord and Tenant are the parties to an Amended and Restated Lease, dated July 26, 1989, for space in the Building located in Wakefield, Massachusetts, as more particularly described in that lease. The Amended and Restated Lease, and all existing and future amendments and associated documents collectively are called the "Existing Lease." As described below, this Lease is for additional space in the Building.


				  ARTICLE  1

				PREMISES; TERM

	       1.01. Landlord hereby leases to Tenant and Tenant hires from Landlord the premises shown on the floor plan attached hereto as Schedule I (hereinafter called the "Demised Premises") in the building (the "Building") located on the land (the "Land") shown on Schedule II attached hereto. The Land and the Building and other improvements, additions, parking facilities and common facilities thereon (hereinafter sometimes referred to as the "Property") are shown on the Site Plan attached hereto as Schedule II. All of the aforementioned Schedules are hereby made part hereof. The Demised Premises are located on the second floor of the eastern wing of the Building. Although there is no actual demising wall within the Demised Premises, for certain purposes under this Lease the Demised Premises are separated into two
(2) areas: Area A, containing 15,012 rentable square feet, and Area B, containing 9,000 rentable square feet, as shown in Schedule I.

	       Notwithstanding the depiction of the Demised Premises in
Schedule I hereto, at Landlord's option at any time on at least sixty (60) days' prior written notice from Landlord to Tenant, Tenant will vacate portions of the existing Demised Premises and occupy new space on the 2nd floor of the eastern wing of the Building so that, thereafter, the Demised Premises will be as shown in Schedule IA attached hereto (the "New Demised Premises") and not as shown in Schedule I, and for all purposes under this Lease and the Existing Lease the New Demised Premises will be deemed to be the Demised Premises without any other change in the terms of this Lease, except that: Landlord will construct any new demising walls necessary to separate the New Demised Premises from the rest of the space on the 2nd floor and provide for all required electrical and HVAC modifications (including rewiring and submetering if necessary) to separate the New Demised Premises from the rest of the space on the 2nd floor for the purpose of monitoring electrical usage; and the rentable square footage of Area A will be reduced to 14,779 square feet, Tenant's Percentage and the Area A Tenant's Percentage in Schedule III will be reduced to 10.45% and 6.5%, respectively, and Schedule III-B
(Fixed Rent) thereafter will be used in place of Schedule III-A.

	       The Demised Premises are leased, together with the appurtenances, including, without limitation, (a) the non-exclusive right to use certain parking spaces in the Garage shown on Schedule II as more fully described in Section 5.02 hereof, and (b) the right to use in common with others any Common Areas in or around the Building, as more fully described in
Section 5.01 hereof, including ingress and egress by pedestrians and/or vehicles to the Demised Premises, the Building and all loading and unloading areas and all parking spaces which Tenant has exclusive or non-exclusive rights to use; but reserving and excepting to Landlord the rights set forth in
Section 10.01.

	       TO HAVE AND TO HOLD unto Tenant, its successors and assigns, for the term of approximately ten (10) years which will commence on December 1, 1989 ("Commencement Date") and which shall end at 11:59 p.m. (Boston time) on November 30, 1999 ("Expiration Date") unless the term shall terminate sooner pursuant to any of the terms of this Lease or pursuant to law, or shall be extended pursuant to Article 27, YIELDING AND PAYING the rents and additional rents hereinafter set forth, all on the covenants, conditions and agreements hereinbefore and hereinafter stated.

	       Tenant will not hold over in the Demised Premises after the Expiration Date or the earlier termination of this Lease, and will indemnify Landlord for, and defend and hold Landlord harmless from, any and all costs, claims, damages and liabilities (including, without limitation, claims made by any prospective tenants and any loss of rents suffered by Landlord) arising out of or in connection with any holding over by Tenant. If, despite this express agreement, Tenant holds over, in addition to any other rights and remedies of Landlord, Tenant will pay Fixed Rent for entire Demised Premises at the rate of one and one-half (1 1/2) times the Fixed Rent payable immediately preceding the holding over, and if any tenancy is created it will be a tenancy at will terminable at Landlord's sole option on seven (7) days' prior written notice to Tenant and otherwise subject to the terms of this Lease. Nothing in this Section or elsewhere permits Tenant to hold over or in any way limits Landlord's other rights and remedies if Tenant holds over.


				   ARTICLE 2

			     COMMENCEMENT OF TERM;
			COMPLETION OF DEMISED PREMISES

	       2.01. Except for the work to be performed by Landlord as specifically described below in this Section 2.01, Tenant accepts the Demised Premises absolutely "as is," and Tenant will be solely responsible at its expense for all other improvements and modifications necessary in connection with the Demised Premises. On or before sixty (60) days after this Lease is executed and Landlord and its contractors are granted full and unimpeded access (which will be continuous throughout the construction period), Landlord, at its cost, will:

	       (a) Construct a demising wall separating the Demised Premises from the rest of the second (2nd) floor of the eastern wing of the Building as shown in Schedule I.

	       (b) Unless prohibited by applicable codes: provide a lockable door to control access from the 1st floor of the eastern wing of the Building to the [^^^] stairway in the "Old Lobby" (as defined in Section 5.01 of the Existing Lease); or, if Landlord elects to have Tenant move into the New Demised Premises under Section 1.01, a lockable door to control access to the 3rd floor via that same stairway (and remove the door on the 1st floor). All security and/or card access modifications to these doors will be Tenant's sole responsibility and expense, but egress from the stairway through these doors will be permitted and available at all times.

	       (c) Install a door and ramp that will comply with building and fire safety codes between the Premises on the 2nd floor of the eastern wing of the Building and the floor of the same level in the western wing of the Building.

	       (d) Install a submeter (or submeters) to measure Tenant's electrical consumption for the Demised Premises and for the premises located on the 3rd floor of the eastern wing of the Building leased to Tenant under the Existing Lease.

	       [^^^]

	       2.02. In the performance of Landlord's work, Landlord shall comply with all applicable laws, ordinances, rules, regulations and governmental orders. All of Landlord's work shall be performed in a good and workmanlike manner using new, first-class materials.


				   ARTICLE 3

				     RENT

	       3.01. During the term of this Lease, Tenant covenants and agrees to pay to Landlord a fixed minimum rent ("Fixed Rent") in lawful money of the United States as shown in Schedule III-A attached to this Lease.

	       Fixed Rent shall be payable in equal monthly installments in advance on the first day of each month during the term of this Lease at the office of Landlord or such other place as Landlord may designate. If Tenant does not default and fail to cure within applicable periods as described in
Section 20.01A., Fixed Rent will be abated for the first (1st) year of the Lease for Area A of the Demised Premises, and for the first two (2) years of the Lease for Area B of the Demised Premises (subject to and except as provided in Section 2(b) of Schedule III). However, if Tenant defaults and fails to cure within applicable periods (and Landlord would be entitled under Section 20.02 to receive liquidated damages as a result of that default), Fixed Rent for the entire Demised Premises immediately will be due and payable commencing as of December 1, 1989 and this abatement will be void ab initio. If Tenant defaults and fails to cure within applicable periods but Landlord would not be entitled under Section 20.02 to receive liquidated damages as a result of that default, then Fixed Rent for the entire Demised Premises immediately will be due and payable from and after the date of the default and this abatement will be void from and after the date the default. Tenant shall make no payment to Landlord of any amount in excess of one month's advance rent without the prior written consent of the mortgagee.

	       3.02.A. (1) "Taxes" shall mean the total of all real estate taxes, assessments, special and extraordinary assessments, water charges, sewer charges and all other governmental levies imposed upon or assessed with respect to the Property.

			   (2)  The term "Tax Year" shall mean the fiscal tax
year of the Town of Wakefield, Massachusetts (presently the twelve (12) months ending June 30 of each year). In the event of any change in the tax year of the Town of Wakefield, the Tax Year hereunder shall be changed accordingly, and an equitable adjustment with respect to this Section 3.02. shall be made by the parties.

		     B. If Landlord is required to maintain an escrow account for Taxes with the holder of any mortgage affecting the Property and if Landlord receives interest on such escrow deposit, then, to the extent Tenant has timely made its monthly payments as required under Section 3.03., Tenant shall receive an allocable portion of such interest, based upon the ratio which the amount of the portion of Tenant's payments constituting Taxes bears to the total escrow deposit.

		     C. Landlord agrees to timely pay Taxes for each year prior to the date same may be paid without interest or penalty (or, if later, such interest and penalty shall not be included in Taxes) and shall, upon request, furnish Tenant reasonable evidence of such payment. Landlord may make payments under protest or take such other steps with regard to Taxes as will not prejudice its opportunity to successfully contest the validity or amount thereof. Tenant agrees to render Landlord full assistance timely in contesting the validity or amount of any such Taxes, including, but not limited to, joining in and signing any protest or pleading which Landlord may deem it advisable to file. Should any rebate, refund or abatement be made on account of any Taxes, a portion of which has been paid by Tenant to Landlord pursuant to Section 3.03., Landlord shall refund Tenant's allocable share of such rebate, refund or abatement (after deduction of all legal and other costs incurred in obtaining the refund) to the extent of the amount paid by Tenant, said share to be computed in the same manner in which Tenant's payments are computed pursuant to Section 3.03.

		     D. If at any time the methods of taxation of real estate prevailing at the date of this Lease shall be altered and there shall be levied, assessed or imposed upon real property or upon real property owners solely in their capacity as such owners expressly in substitution, in whole or in part, for or in lieu of increase in the present general real estate taxes, any of the following: (i) a capital levy tax, or (ii) or a tax specifically upon revenues or rents derived from real estate or any other tax howsoever denominated by whatsoever authority (including, but not limited to, any municipal, county, state or federal authority) which shall be measured or based in whole or in part upon the value of the property or by the revenues or rents derived therefrom, or (iii) a corporation franchise tax, or (iv) income, profit, or (v) value added, use or other tax, then all such taxes shall be deemed to be included in the term "Taxes" for the purposes of this Lease computed as if the Property were Landlord's sole asset. An assessment shall be included in the definition of Taxes for each year only to the extent of the portion of such assessment(s) allocable to such year, computed as if paid over the longest period permitted by law, including interest due thereon, notwithstanding that same may actually be paid over a shorter period. Under no circumstances shall "Taxes" ever include general income or general franchise taxes payable by Landlord.

	       3.03. Tenant shall pay or reimburse Landlord for a portion of "Expenses" (as hereinafter defined) in accordance with the following:

		     A. "Expenses" shall mean the sum of: (i) all costs and expenses incurred by Landlord in the sound and prudent management, operation and maintenance of the Land and Building and Common Areas thereof, the services provided to tenants therein which are not the obligation of such tenants, repairs, or replacements and improvements appropriate for the continued operation and maintenance of the Land and Building; premiums for fire, extended coverage, public liability and other insurance which Landlord deems necessary; reasonable costs respecting the employees of the Landlord or Landlord's agent, affiliates or contractors who provide services for the Property (including, without limitation, wages) and on-site building and/or in-state office from which those services are provided (if any); and (ii) Taxes. "Premises Expenses" are those expenses which relate solely to the Demised Premises (such as the cost of cleaning services, refuse removal, security for the Building and all other services to or utilities consumed at the Demised Premises) and the repairs required to be made by Tenant pursuant to Section 12.03. "Common Expenses" are those expenses which relate to the entire Property, its common facilities and to all tenants thereof (such as electricity, cleaning, snow removal and maintenance for the Garage and other common facilities, Taxes, insurance premiums and all Expenses which are not Premises Expenses).

	       Excluded from Expenses shall be capital expenditures required to be made by Landlord pursuant to Section 12.02, except (i) those which under generally accepted real estate practices are regarded as deferred costs and
(ii) capital expenditures required by law, which capital expenditures shall be included in Expenses if amortized on a straight-line basis over the useful life of the expenditure, but in no event shall costs of any capital improvements related to the initial rehabilitation of the Building or construction of any tenant's premises be included as an Expense. Also excluded from "Expenses" are depreciation, mortgage debt service, costs of financing, rent or other charges paid by Landlord under any superior lease, and any other costs for which Tenant would not be responsible under this Lease.

	       B. "Lease Year" means each successive full twelve (12) calendar month period following December 1, 1989.

	       C. Tenant shall pay in the manner set forth in E below, Tenant's Percentage, as set forth on Schedule III, of Common Expenses (including all Taxes) for any year ("Tenant's Expense Payment"). Notwithstanding the foregoing, if Tenant does not default and fail to cure within applicable periods as described in Section 20.01A., the portion of Common Expenses attributable to the "Area B Tenant's Percentage" in Schedule III will be abated for the first two (2) years of the Lease (subject to and except as provided in Section 2(b) of Schedule III). However, if Tenant defaults and fails to cure within applicable periods (and Landlord would be entitled under Section 20.02 to receive liquidated damages as a result of the default), the portion of Common Expenses attributable to the "Area B Tenant's Percentage" immediately will be due and payable commencing as of December 1, 1989 and this abatement will be void ab initio. If Tenant defaults and fails to cure within applicable periods but Landlord would not be entitled under
Section 20.02 to receive liquidated damages as a result of that default, then this portion of Common Expenses immediately will be due and payable from and after the date of the default and this abatement will be void from and after the date the default.

	       D. Within ninety (90) days following the end of each Lease Year, Landlord will provide to Tenant a report of actual Common Expenses incurred for that Lease Year. Such report shall be accompanied by a copy of the bill(s) for Taxes included in Expenses for such Lease Year.

	       E. Tenant shall pay, together with each payment of Fixed Rent, one-twelfth (1/12th) of Tenant's Expense Payment for the preceding Lease year as an "Interim Payment." At the expiration of each Lease Year, within thirty
(30) days after the delivery to Tenant of the report of Expenses for such Lease Year, Tenant shall pay to Landlord the amount, if any, by which Tenant's Expense Payment for such Lease Year exceeds the Interim Payments made during such Lease Year. Any amount by which the Interim Payments exceed Tenant's Expense Payments for any Lease Year shall be refunded to Tenant not later than thirty (30) days after the report of Expenses is delivered. Notwithstanding the foregoing, as Taxes currently are paid to the Town of Wakefield twice a year, within fifteen (15) days after Tenant's receipt of each semi-annual bill for Taxes from Landlord, Tenant shall pay to Landlord Tenant's Percentage of that semi-annual bill. Tenant will receive a credit against the amount due in an amount equal to the Taxes (if any) included within the monthly Tenant's Expense Payments paid by Tenant after Tenant's payment of its share of the previous semi-annual bill for Taxes.

	       3.04. All adjustments of rent, Taxes, Expenses and other charges which Tenant assumes, agrees or is obligated to pay to Landlord pursuant to this Lease shall be deemed additional rent which Tenant covenants to pay when due. All adjustments of additional rent shall survive the expiration of the term of this Lease. In the event of nonpayment thereof, Landlord shall have all the rights and remedies with respect thereto as is herein provided for in case of nonpayment of Fixed Rent. All rent shall be payable by Tenant to Landlord without offset, reduction, abatement, counterclaims and/or deduction except as expressly provided to the contrary; it being agreed that if Tenant obtains a judgment against Landlord arising out of this Lease the amount thereof (including all attorneys' fees, costs, etc.) may be deducted from Fixed Rent and from any additional rent and from all other charges to Tenant provided for in this Lease until paid in full. Unless the context otherwise requires, the term "rent" shall include Fixed Rent and additional rent. Additional rent for any partial year at the beginning or end of the term shall be appropriately prorated.

	       3.05. If any of the rent payable under the terms of this Lease shall be or become uncollectible, reduced or required to be refunded because of any rent control, federal, state or local law, regulation, proclamation or other legal requirement, Tenant shall enter into such agreement(s) and take such other steps (without additional expense to Tenant) as Landlord may request and as may be legally permissible to permit Landlord to collect the maximum rent which, from time to time, during the continuance of such rent restriction may be legally permissible (and not in excess of the amounts then reserved therefor under this Lease). Upon the termination of such rent restriction, (a) the Fixed Rent and additional rent shall become and shall thereafter be payable in accordance with the amounts reserved herein for the periods following such termination and (b) Tenant shall promptly pay in full to Landlord, to the extent legally permissible, an amount equal to (i) rent which would have been paid pursuant to this Lease but for such rent restriction less (ii) the rent actually paid by Tenant during the period such rent restriction was in effect.

	       3.06. If any installment of Fixed Rent or additional rent is not paid when due, then, commencing with the fourth (4th) day after actual notice to Tenant of such nonpayment, Tenant shall also pay Landlord interest thereon at the then announced prime interest rate charged by Wells Fargo National Bank, N.A. on ninety (90) day unsecured loans (herein called the "Prime Rate").


				   ARTICLE 4

				      USE

	       4.01. Tenant shall use and occupy the Demised Premises for the purposes stated on Schedule III, and for no other purpose.

	       4.02. Tenant will not at any time use or occupy the Demised Premises, or permit same to be used or occupied, in violation of the certificate of occupancy for the Building or in any manner which would materially interfere with the quiet enjoyment of any other tenant in the Building. Landlord represents and warrants to Tenant that the Permitted Use as presently contemplated based upon information specified by Tenant would not materially interfere with the quiet enjoyment of any other tenant in the Building.

	       4.03. Landlord represents that all other portions of the Building (except for the lowest level of the Building, which also may be used for storage, research and development and uses which are harmonious with office use) shall be leased to tenants only for general office use with ancillary storage, ancillary research and development and other ancillary uses which are harmonious with office use.


				   ARTICLE 5

			     FACILITIES; UTILITIES

		5.01. Landlord shall make available at all times during the Lease term to Tenant, its officers, agents, customers, employees and invitees all common areas of the Property, including, without limitation, all parking areas described in Section 5.02(b) below, lavatories (including the bathrooms closest to Tenant's Demised Premises on the 2nd floor of the eastern wing and access thereto), hallways, corridors, elevators, stairways, driveways, truckways, delivery passages, truck loading areas, access and egress roads, walkways, sidewalks and landscaped and planted areas ("Common Areas"). Also, after the Existing Space Termination Date (defined in Section 1.03 of the Existing Lease), Tenant will be permitted to use the loading docks and the existing freight elevator in the eastern wing of the Building to the extent permitted under the Existing Lease. [^^^] Landlord shall operate, manage, equip, light, repair and maintain the Common Areas for their intended purposes and provide for the removal of snow and ice therefrom. Landlord shall not be liable for any inconvenience or interruption of Tenant's business resulting from (a) the making of repairs, replacements, improvements, alterations or additions or from the doing of any other work, by or at the direction of Landlord, to or upon any of such Common Areas, provided Landlord has taken all reasonable steps to minimize any such inconvenience or interruption, or (b) the delay or failure to perform such maintenance, snow removal or other work with respect to such Common Areas where such delay or failure is attributable to strikes or from any cause beyond Landlord's reasonable control. Landlord may from time to time change the size, location and nature of any Common Area provided that Tenant's use and occupancy of the Demised Premises is not materially adversely affected thereby. Tenant and its officers, employees, agents, customers and invitees shall have the right, in common with Landlord and all other to whom Landlord may from time to time grant rights, to use the Common Areas for their intended purposes subject to the Rules and Regulations.

	       5.02. Landlord shall provide the following parking facilities: forty-five (45) parking spaces on a non-assigned or designated basis in the Garage for parking by Tenant's employees. (These parking spaces are in addition to parking spaces provided under the Existing Lease and are not in lieu thereof.)

	       5.03. Except as may otherwise be specifically set forth in this Lease (if at all), Landlord has absolutely no obligations to provide services or utilities to the Demised Premises,, it being understood and agreed that all gas, electricity, water, air conditioning, sewer, security for the Building or the Garage, cleaning, refuse removal and other services and utilities supplied to or consumed at or in the Demised Premises shall be furnished by Tenant at Tenant's sole cost and expense. If Tenant receives utilities or services in the Demised Premises for which it is not directly billed by the provider of those services Tenant will pay to Landlord, as additional rent, the cost of those utilities and services consumed in the Demised Premises within fifteen (15) days after the receipt of Landlord's bill therefor. Those costs will be based on submeters, or, where submeters are not used, Tenant's share of those costs will be based on the relative rentable square footages of Tenant and any other tenants in the Building that share those particular utilities and services or the master meters therefor.

	       5.04. Landlord shall not be responsible for providing telephone service.

	       5.05. Landlord shall have no liability to Tenant for any loss or damage caused by interruption or temporary cessation of any utility or service beyond Landlord's reasonable control. Landlord agrees to proceed promptly and diligently to remedy any such interruptions or cessations of any utility.


				   ARTICLE 6

			  COVENANT OF QUIET ENJOYMENT

	       Landlord, its successors and assigns covenant and agree with Tenant that, upon Tenant's paying the Fixed Rent and additional rent and observing and performing all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, Tenant shall peaceably and quietly enjoy the Demised Premises, subject to the terms and conditions of this Lease.


				   ARTICLE 7

			     SURRENDER OF PREMISES

	       7.01. Upon the expiration or other termination of the term of this Lease, Tenant shall quit and surrender the Demised Premises in the order and condition as of the Commencement Date, ordinary wear and tear, matters which are Landlord's obligation to repair and damage by fire or other casualty excepted, and shall remove all its property therefrom, except as otherwise provided in this Lease, and repair any damage to the Demised Premises or the Building caused thereby. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease. Any property of Tenant not removed at the end of the term shall be deemed abandoned and may be removed and disposed of by Landlord at Tenant's expense in such manner as Landlord may determine.

	       7.02. All alterations, decoration, installations, additions or improvements upon the Demised Premises affixed to the realty so that they cannot be removed without material damage shall, unless Landlord elects otherwise, become the property of Landlord and shall remain upon, and be surrendered with, the Demised Premises, as a part thereof, at the end of the term, except that Tenant may remove any Alterations made by Tenant pursuant to
Article 13 if Tenant repairs any damage caused by such removal.


				   ARTICLE 8

		      ASSIGNMENT, SUBLETTING, MORTGAGING

	       8.01. Tenant or its legal representatives will not by operation of law or otherwise (i) mortgage or encumber this Lease under any circumstances, (ii) except as expressly set forth below, sublet or permit the Demised Premises or any part thereof to be used or occupied by others, or
(iii) assign this Lease or Tenant's interest therein in whole or in part unless the entire Existing Lease and all of Tenant's interest therein is assigned in accordance with the terms thereof, in which case this Lease also shall be deemed assigned to the same assignee, who shall automatically be deemed to have assumed all obligations and liabilities under this Lease.

	       (a) In the event that Tenant desires to sublease all or a portion of the Demised Premises, Tenant shall give Landlord notice thereof, which notice shall include a copy of the proposed sublease and information concerning the proposed sublessee's financial condition, business reputation and the nature of its contemplated use or occupancy. Landlord shall within thirty (30) days after receipt of all of the foregoing either consent to such sublease or reject same. Landlord's consent shall not be unreasonably withheld. Tenant may following receipt of consent to sublet its rights to the Demised Premises in accordance with the terms of said proposed agreement. In the event of any assignment or sublease, the Tenant named herein shall remain fully liable for the obligations of the Tenant hereunder, including, without limitation, the obligation to pay the rent and other amounts provided under this Lease and compliance with the other provisions hereof.

	       (b) No assignment or subletting shall impair, limit or reduce or otherwise affect any guaranty of Tenant's obligations hereunder.

	       8.02. A consent by the Landlord to any assignment or subletting, whether by Tenant or any other tenant in the Building, shall not be a waiver of or constitute a diminution of Landlord's right to withhold its consent to any other assignment or subletting and shall not be construed to relieve Tenant from obtaining Landlord's express written consent to any other or further assignment or subletting.

	       8.03. If this Lease shall be assigned, or if the Demised Premises or any part thereof be subject or occupied by any person or persons other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, subtenant or occupant and apply the net amount collected to the rent herein reserved, but no such assignment, subletting occupancy or collection of rent shall be deemed a waiver of the covenants in this Article, nor shall it be deemed acceptance of the assignee, subtenant or occupant as a tenant or a release of Tenant from the full performance by Tenant of all of the terms, conditions and covenants of this Lease.

	       8.04. Each assignee, sublessee or transferee permitted or consented to as above provided shall assume and be deemed to have assumed this Lease and shall be remain liable jointly and severally with Tenant for the payment of the Fixed Rent and additional rent and for the due performance of all the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed for the term of this Lease. No assignment shall be effective unless Tenant shall promptly deliver to Landlord a duplicate original of the instrument of assignment, in form reasonably satisfactory to Landlord, containing a covenant of assumption by the assignee of all of the obligations aforesaid.


				   ARTICLE 9

		      SUBORDINATION; ESTOPPEL CERTIFICATE

	       9.01. Subject to the condition specified in the last sentence of this Section 9.01, this Lease is and shall be subject and subordinate in all respects to all mortgages which may now or hereafter affect the Land and/or the Building, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, consolidations, replacements and extensions of such mortgages, and to the lien of any ground leases, overriding leases and underlying leases of the Land and/or the Building which may hereafter be created for financing purposes. Tenant agrees to promptly execute and deliver any instrument that Landlord, the lessor of any such lease or the holder of any such mortgage or any of their respective successors in interest may reasonably request to evidence such subordination. With respect to any mortgage or ground lease now or hereafter placed upon the Land or the Building by Landlord, Tenant's subordination thereto shall be conditioned upon the holder of such mortgage (or lessor) entering into an agreement with Tenant in substantially the form of Schedule V.

	       9.02. Landlord and Tenant each agree, at any time and from time to time, upon not less than fifteen (15) days prior request from the other, to execute, acknowledge and deliver to the other a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the Fixed Rent, additional rent and other charges have been paid, and stating whether or not to the best knowledge of the signer of such certificate, there exists any default in the performance of any covenant, agreement, term, provision or condition contained in this Lease, and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon, as to statements from Tenant, by Landlord and by any mortgagee or prospective mortgagee of any mortgage affecting the Land and/or the Building, by any purchaser or prospective purchaser of the Land and/or Building and by any landlord under a ground or underlying lease affecting the Land and/or the Building, or, as to statement from Landlord, by Tenant, any assignee or sublessee.

				  ARTICLE 10

		ENTRY; RIGHT TO CHANGE PORTIONS OF THE BUILDING

	       10.01. (a) Tenant shall permit Landlord to erect, use, repair, replace and maintain pipes and conduits, utility lines, and mechanical equipment in and through the Demised Premises. Landlord or its agents or designees shall have the right to enter the Demised Premises upon reasonable notice and at reasonable hours (except in emergencies), for the purpose of making such repairs or alterations as Landlord shall be required or shall have the right to make by the provisions of this Lease and, subject to the foregoing, shall also have the right to enter the Demised Premises for the purpose of inspecting them or exhibiting them to prospective purchasers or lessees of the Building or the Demised Premises, or to prospective mortgagees or to prospective assignees of any such mortgagees. Landlord shall be allowed to take all material into and upon the Demised Premises that may be required for the repairs or alterations above mentioned without the same constituting an eviction of Tenant in whole or in part and the rent reserved shall in no wise abate, except as otherwise provided in this Lease, while said repairs or alterations are being made.

	       (b) Landlord reserves the right to (and Tenant agrees to provide) unrestricted access at all times through the Demised Premises for the purpose of: providing emergency ingress or egress through the main elevator and stairs located within the Demised Premises as shown in Schedules I and IA; and providing access to the freight elevator located within the Demised Premises for Landlord or any other tenants on the 2nd floor of the eastern wing, all of whom are permitted to use this freight elevator on a non-exclusive basis with Tenant on reasonable prior notice (which notice need not ever exceed twenty-four (24) hours in advance of the proposed use).

	       10.02. Landlord shall have the right at any tine without thereby creating an actual or constructive eviction or incurring any liability to Tenant therefor, to change the arrangement or location in the Common Areas only of entrances, passageways doors and doorways, corridors, stairs, toilets and other like public service portions of the Building, provided that no such changes shall be made which would (a) materially alter or affect the general scope and nature of the Building or the Property as shown on Schedule II, (b) eliminate or decrease the size of the Garage in any manner which would reduce available parking for Tenant as provided in Article 5, or (c) materially adversely affect Tenant's occupancy of the Demised Premises or of the Common Areas as otherwise provided herein.

	       10.03. Landlord shall, in its implementation of the rights granted in Sections 10.01 and 10.02 above, do so in such manner as shall not materially interfere with Tenant's use and occupancy of the Demised Premises, and shall not materially affect the appearance or structural components of the Demised Premises, or decrease the size of the Demised Premises, and in such manner as shall conform to other applicable provisions hereof.

				  ARTICLE 11

	     LAWS, ORDINANCES, REQUIREMENTS OF PUBLIC AUTHORITIES

	       11.01. Tenant shall comply with all laws, orders, ordinances and regulations of federal, state, county and municipal authorities and with any direction made pursuant to law or any public officers which shall, with respect to the occupancy, use or manner of such of the Demised Premises or to any abatement of nuisance, impose any violation, order or duty upon Landlord or Tenant arising from Tenant's occupancy, use or manner of use of the Demised Premises or any installations made therein by or at Tenant's request, or required by reason of a breach of any of Tenant's covenants or agreements hereunder. If any law or requirement referred to in this Section 11.01 is applicable solely to Tenant's particular business or Tenant's particular use of the Demised Premises (as opposed to such a law or requirement as would be applicable to anyone occupying the Demised Premises or the Building), then Tenant's compliance will be at Tenant's expense (unless such expense is caused by Landlord's failure to fulfill any of its obligations under this Lease); otherwise, the cost of such compliance shall be borne as elsewhere provided in this Lease, i.e., either by Landlord (without reimbursement by Tenant) or as a Common Expense shared by all tenants of the Building, pro rata.

	       11.02. If Tenant receives written notice of any violation of law, ordinance, rule, order or regulation applicable to the Demised Premises, it shall give prompt notice thereof to Landlord.

	       11.03. Except if noncompliance would render Landlord liable to prosecution for a crime, Tenant may defer the compliance required by Section
11.01 during that period of time in which Tenant in good faith, and by appropriate legal proceedings, is contesting the validity of any such laws, ordinances, order, rules, regulations or requirements, provided that Tenant first gives Landlord and the holder of any superior mortgage requiring same assurance (which may be by bond covering the cost of compliance in favor of Landlord and any mortgagee) reasonably satisfactory to Landlord against any loss, cost or expense on account thereof.

	       11.04. Landlord represents and warrants that, to the best of its actual knowledge (without any inquiry, investigation, inspection or due diligence of any kind), Tenant may use the Demised Premises for offices and storage.

	       11.05. Landlord shall comply or cause compliance with all laws and ordinances and the orders, rules, regulations and requirements of all federal, state, county and municipal government applicable to the Building and the Land, subject to inclusion of the cost of compliance by Landlord in Common Expenses if same constitutes an Expense and is not otherwise required to be borne by Landlord without reimbursement by Tenant pursuant to the other provisions of this Lease, including, without limitation, Article 12. Landlord may, however, defer compliance required hereby during that period of time in which Landlord (or any other tenant) in good faith, and by appropriate legal proceedings, is contesting the validity of any such laws, ordinances, orders, rules, regulations or requirements, provided that such deferral does not interfere significantly with Tenant's use and occupancy of the Demised Premises.


				  ARTICLE 12

				    REPAIRS

	       12.01. Except for damage described in Article 17, all damage or injury to the Demised Premises, whether structural or non-structural, and to its fixtures, glass, appurtenances and equipment and/or to the Building or to its fixtures, glass, appurtenances and equipment caused by Tenant moving property in or out of the Building or by installation or removal of furniture fixtures or other property, or resulting from Tenant's acts, omissions or negligence or breach of any of Tenant's covenants or agreements hereunder, shall be repaired, restored or replaced promptly by Tenant at its sole cost and expense. All aforesaid repairs, restorations and replacements shall be in quality and class equal to the work provided for in the Work Letter and shall be done in a good and workmanlike manner. If Tenant fails to make such repairs, restorations or replacements, same may be made by Landlord at the expense of Tenant and all sums so spent and expenses incurred by Landlord shall be collectible as additional rent and shall be paid by Tenant within ten
(10) days after rendition of a bill or statement therefor.

	       12.02. Landlord shall, at its expense, make all repairs and replacements necessary in order to keep in good order and repair the roof, exterior walls, glass and glass windows, foundation, exterior doors, floor slabs and other structural portions of the Building and the Demised Premises. Landlord shall also, at its expense, make all major capital improvements (of the type excluded from Expenses pursuant to Section 3.03A) necessary to replace (as opposed to the regular repair and maintenance provided in Section
12.03 below of) all mechanical systems, heating, air conditioning, water, sewer, elevator, sprinkling, smoke and fire alarm, ventilating, electrical and utilities systems serving the Building, the Demised Premises and the Property and the public portions of the Property. Landlord may make such repairs during business hours. Tenant agrees to notify Landlord of the necessity for any repairs of which Tenant may have knowledge, for which Landlord may be responsible under the provisions of this Section, but failure to so notify Landlord shall not relieve Landlord of its obligation hereunder to make any such repair or replacement.

	       12.03. Tenant shall take good care of the Demised Premises and the equipment, fixtures, mechanical and electrical systems and appurtenances therein and at its sole cost and expense shall repair and maintain all mechanical systems, heating, air conditioning, water, sewer, elevator, sprinkler, smoke and fire alarm, ventilation, electrical and utilities systems serving the Demised Premises (including, without limitation, those in the powerhouse located on the Property which serves the western wing of the Building) as and when needed to preserve them in good working order and condition (subject to reasonable wear and tear). Landlord shall repair and maintain the Common Areas for their intended purposes and the cost and expense incurred by Landlord for such repairs and maintenance shall be included in Common Expenses. Tenant shall not be responsible for the structural, roof and other repairs which are the responsibility and obligation of Landlord pursuant to Section 12.02.


				  ARTICLE 13

		    ALTERATIONS; FIXTURES TENANT'S PROPERTY

	       13.01. Tenant may from time to time make such interior, nonstructural alterations, installations, additions or improvements which do not affect the heating, ventilating and air conditioning system or the plumbing system or result in exceeding the capacity of the electrical system serving the Demised Premises (hereinafter called "Alterations") in or to the Demised Premises, the cost of which Alterations shall not exceed $50,000.00 in the aggregate for any one job or series of related jobs (including the cost of Alterations under the Existing Lease for the same job or series of related jobs) without the consent of Landlord, but upon the condition that Tenant has given Landlord ten (10) days prior written notice of such Alterations. All such work shall be performed by Tenant at its sole expense in a good and workmanlike manner and in compliance with all laws and regulations of government bodies having jurisdiction over the same.

	       13.02. Tenant may make alterations to the Demised Premises other than those provided for in Section 13.01 at any time and from time to time, provided that Tenant shall first obtain the written consent of Landlord to such alterations, which consent shall not be unreasonably withheld, and which consent may be subject to such reasonable conditions for the protection of Landlord's interest as Landlord may require. Such alterations consented to by Landlord shall constitute Alterations.

	       13.03. If any mechanic's lien is filed against the Demised Premises or the Building for work claimed to have done for or materials claimed to have been furnished to Tenant, it shall be discharged by Tenant within twenty (20) days thereafter, at Tenant's expense, by filing the bond required by law or payment of otherwise. If Tenant shall fail to do so, Landlord may, at its option, do so at Tenant's expense. In addition, Tenant shall defend, save and hold Landlord harmless from any such mechanic's lien or claim, including, without limitation, Landlord's reasonable attorneys' fees, costs and expenses. Landlord shall not be liable for any failure of any Building facilities or services, including, but not limited to, the heating, ventilating and air conditioning equipment in the Demised Premises installed by Landlord, caused by alterations, installations, and/or additions by Tenant and Tenant shall correct any such faulty installation.

	       13.04. All Alterations shall be performed in such manner so as not to interfere with the occupancy of any other tenant nor delay or impose any additional expense upon Landlord in the maintenance, cleaning, repair, safety, management, or security of the Building (or the Building's equipment) or in the performance of any improvements. If any additional expense is incurred Landlord may collect the same from Tenant and Tenant shall promptly pay same when billed as additional rent.

	       13.05. No approval of any plans or specifications by Landlord or consent by Landlord allowing Tenant to make any improvements or any inspection of improvements made by or for Landlord shall in any way be deemed to be an agreement by Landlord that the contemplated improvements comply with any legal requirements or insurance requirements or the certificates of occupancy for the Building nor shall it be deemed to be a waiver by Landlord of the compliance by Tenant with any provision of this Lease.


				  ARTICLE 14

		  RIGHT TO PERFORM OTHER PARTY'S OBLIGATIONS

	       14.01. If Tenant shall default in the observance or performance of any term or covenants on its part to be observed or performed under or by virtue of any of the terms or provisions in any Article of this Lease, Landlord, without being under any obligation to do so and without thereby waiving such default, may, at any time after five (5) days notice (except in the event of emergency, when no notice need be given), remedy such default for the account and at the expense of Tenant. If Landlord reasonably makes any expenditures or incurs any obligations for the payment of money in connection therewith, including, but not limited to, reasonable attorneys' fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred, as well as any damages or fines or other expenses sustained or incurred by Landlord due to non- performance of, non-compliance with non-observance or breach of any term, covenant or condition of this Lease on Tenant's part to be kept, observed, performed or complied with, together with interest at the Prime Rate and costs shall be deemed to be additional rent hereunder and shall be paid to Landlord by Tenant on demand.

	       14.02. If Landlord shall default in the observance or performance of any term or covenant on its part to be observed or performed under or by virtue of any of the terms or provisions in any Article of this Lease, Tenant, without being under any obligation to do so and without thereby waiving such default, may, at any time after five (5) days notice (except in the event of emergency, when no notice need be given), reasonably remedy such default for the account and at the expense of Landlord. If Tenant makes any expenditures or incurs any obligations for the payment of money in connection therewith, including, but not limited to, reasonable attorneys' fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred, as well as any damages or fines or other expenses sustained or incurred by Tenant due to the nonperformance of, noncompliance with or nonobservance or breach of any term, covenant or condition of this Lease on Landlord's part to be kept, observed, performed or complied with, together with interest at the Prime Rate and costs, shall be paid to Tenant by Landlord on demand. If Landlord shall fail to pay Tenant as herein provided and Tenant secures a judgment against Landlord, Tenant may deduct the amount thereof (together with all attorneys' fees, costs, etc.) from the Fixed Rent and any additional rent and any other charges to Tenant under this Lease.


				  ARTICLE 15

	      NON-LIABILITY; LIMITATION OF LIABILITY OF LANDLORD

	       15.01. Landlord or Landlord's agents have made no representations or promises with respect to the Building, the Land or the Demised Premises except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth, in the provisions of this Lease.

	       15.02.A. Except for injury to any person or damage to property caused by (a) the negligence or misconduct of Landlord or its officers, employees, agents, contractors or invitees, (b) the failure of Landlord to repair and maintain any portions of the Building or the Demised Premises or the Property which Landlord is obligated to repair and maintain, (c) the failure of Landlord to properly perform and repair Landlord's Work in accordance with the provisions of this Lease, or (d) the failure of Landlord to perform any other of its obligations under this Lease, Landlord's liability shall be limited as follows: (A) Tenant agrees that all of the furnishings, fixtures, equipment, effects and personal property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Demised Premises by Tenant or anyone claiming under Tenant, may be on the Demised Premise or elsewhere in the Building, shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged, no part of said loss or damage is to be charged to or to be borne by Landlord, and (B) Landlord and its agents shall not be liable (i) for any injury (or death) to persons or (ii) loss of or damage to property by theft or otherwise (including, without limitation, injury, death or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow, or leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by other tenants or persons in the Building which occurs within the Demised Premises or, if outside the Demised Premises, which results from the negligence or misconduct of Tenant, its agents, employees, contractors or invitees.

	       B. Except for any injury to any person or damage to any property caused by the negligence or misconduct of Tenant, or the failure of Tenant to perform any of its obligations under this Lease, Tenant shall not be liable to Landlord or its agents, officers, employees or invitees, or to any other person whomsoever, for any injury resulting in death or disability to any person or damage to property in the Building other than within the Demised Premises.

	       15.03. No recourse shall be had on any of Landlord's obligations under this Lease or for any claim based thereon or otherwise in respect thereof against any incorporator of Landlord, subscriber to Landlord's capital stock, shareholder, officer or director, past, present or future, of any corporation, or any partner or joint venturer of any partnership or joint venture which shall be Landlord hereunder or included in the term "Landlord" or of any successor of any such corporation, or against any principal, disclosed or undisclosed, or any affiliate of any party which shall be Landlord or included in the term "Landlord", or any employee or agent of Landlord, whether directly or through Landlord or through any receiver, assignee, agent, trustee in bankruptcy or through any other person, firm or corporation, whether by virtue of any constitution, statute or rule of law or by enforcement of any assessment or penalty or otherwise, all such liability being expressly waived and released by Tenant.

	       15.04. Tenant shall look only and solely to Landlord's estate and interest in and to the Building and the rents and profits therefrom for the satisfaction of any right of Tenant arising out of this Lease, or for the collection of a judgment or other judicial process or arbitration award requiring the payment of money by Landlord and no other property or assets of Landlord, Landlord's agents, incorporators, shareholders, employees, officers, directors, partners, agents, principals (disclosed or undisclosed), joint venturers, or affiliates shall be subject to levy, lien, execution, attachment, or other enforcement procedure for the satisfaction of Tenant's rights and remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or under law, or Tenant's use and occupancy of the Demised Premises or any other liability of Landlord to Tenant.

	       15.05. If by reason of the limitations on liability and recourse provided for in Sections 15.03 and 15.04 Tenant is deprived in any way of any of its rights or benefits provided for under this Lease and if Tenant secures a judgment in respect of the same, which judgment is unsatisfied by reason of the operation of said Sections 15.03 and 15.04, then Tenant shall have the right and option either to (i) deduct the amount of its damage or loss covered by such judgment from the rent or additional rent or any other charges provided for under this Lease or (ii) terminate this Lease upon thirty (30) days notice to Landlord, in which latter event such termination shall be full satisfaction of the judgment.


				  ARTICLE 16

			     INSURANCE; INDEMNITY

	       16.0l.A. Tenant shall not do or permit to be done any act or thing in or upon the Demised Premises which will invalidate or be in conflict with the terms of the standard form of fire, boiler, sprinkler, water damage or other standard insurance policies copies of which are delivered to Tenant covering the Building and the fixtures and property therein; and Tenant shall comply with all rules, orders, regulations or requirements of the Board of Fire Underwriters or any other similar body having jurisdiction (except to the extent such compliance is Landlord's obligation under Section 11.05), and shall not knowingly do or permit anything to be done in or upon the Demised Premises or bring or keep anything therein or use the Demised Premises in a manner which increases the rate of fire insurance upon the Building or on any property or equipment located therein over the rate in effect at the commencement of the term of this Lease. If any requirement referred to in this
Section 16.0l.A is applicable solely to Tenant's particular business or Tenant's particular use of the Demised Premises (as opposed to such a requirement as would be applicable to anyone occupying the Demised Premises or the Building), then Tenant's compliance will be at Tenant's expense (unless such expense is caused by Landlord's failure to fulfill any of its obligations under this Lease); otherwise, the cost of such compliance shall be borne as elsewhere provided in this Lease, i.e., either by Landlord or as a Common Expense shared by all tenants of the Building, pro rata.

	       B. Landlord represents and warrants to Tenant that the use of the Demised Premises for the permitted uses does not and will not invalidate or be in conflict with the Certificate of Occupancy to be obtained for the Demised Premises or the terms of the Massachusetts standard form of fire, boiler, sprinkler, water damage or other standard insurance policies covering the Building and the fixtures and properties therein, or any rules, orders, regulations or requirements of the Massachusetts Board of Fire Underwriters or any other similar body having jurisdiction, or cause any increase in the rate of any such insurance.

	       16.02. If, by reason of any failure of Tenant to comply with the provisions of this Lease, the rate of standard fire, boiler, sprinkler, water damage or other insurance (with extended coverage) on the Building or on the property and equipment of Landlord or any other tenant or subtenant in the Building shall be higher than it otherwise would be, Tenant shall reimburse Landlord, as additional rent, for that part of the fire, boiler, sprinkler, water damage or other insurance premiums thereafter paid by Landlord which shall have been charged solely because of such failure by Tenant and Tenant shall make the reimbursement on the first day of the month following such payment by Landlord and receipt of a bill therefor, together with a computation of such increase and statement by the insurance company (or by the insurance broker of record who has been charged with the responsibility for billing the company) as to Tenant's responsibility therefor. Landlord agrees that, so long as any such failure to comply is not also a violation of law, Landlord's sole remedy for such failure to comply which results in an increase in insurance premiums as specified herein shall be reimbursement by Tenant of such increase in premiums, and the same shall not be considered an event of default hereunder.

	       16.03. Tenant shall obtain and keep in full force and effect during the term, at its own cost and expense, naming and protecting Landlord and Landlord's managing agent and any mortgagee of which Tenant shall be notified, as well as Tenant as insureds (a) public liability insurance (with contractual liability endorsements) to afford protections against any and all claims for personal injury, death or property damage occurring in, upon, about or connected with the Demised Premises, in an amount of not less then $3,000,000.00 for injury or death arising out of any one occurrence and $500,000.00 for damage to property in respect to any one occurrence, or in any increased amount reasonably required by Landlord; and (b) insurance against loss or damage by fire and such other risks and hazards as are insurable under then available standard forms of fire insurance policies with extended coverage, to Tenant's property for the full insurable value thereof; and (c) such workmen's compensation insurance as may be required by law. During such time as Tenant shall be constructing any improvements, alterations and/or additions to the Demised Premises, Tenant shall also carry insurance covering all physical loss, in an amount reasonably satisfactory to, and to specifically protect, Landlord and the holder of any mortgage.

	       All such insurance shall be written in form and substance reasonably satisfactory to Landlord by an insurance company of recognized responsibility licensed to do business in Massachusetts. Upon failure of Tenant to procure, maintain and pay all premiums therefor, Landlord at its option may, do so, and Tenant agrees to pay the cost thereof to Landlord upon demand as additional rent. Tenant shall cause to be included in all such insurance policies a provision to the effect that the same will be non-cancellable and not permitted to lapse except upon thirty (30) days' prior notice to Landlord. On the Commencement Date, appropriate certificates shall be deposited with Landlord. Any renewals, replacements or endorsements thereto shall also be so deposited.

	       16.04.A. Tenant shall indemnify and hold Landlord harmless from and against all claims or damage (including attorneys' fees) to person or property occurring in or about the Demised Premises or arising from, related to or in connection with the use or occupancy of the Demised Premises or the conduct of Tenant's business therein or therefrom, except if caused by the negligence of Landlord, its agents or employees, or Landlord's failure to perform its obligations under this Lease.

	       B. Landlord shall indemnify and hold Tenant harmless from and against all claims or damage (including attorneys' fees) occurring in or about the Building of the Property excluding the Demised Premises or arising from, related to or in connection with the use or occupancy of portions of the Building or Property other than the Demised Premises or the conduct of businesses therein or therefrom, except if caused by the negligence of Tenant or Tenant's employees or agents or Tenant's failure to fulfill its obligations under this Lease.

	       16.05. Landlord agrees to maintain, with insurance companies qualified to do business in the Commonwealth of Massachusetts, in full force during the term hereof (a) a policy or blanket policy (or policies) of general public liability insurance (with contractual liability endorsement) under which Tenant and Landlord are named insureds thereunder to afford protection against claims for personal injury, death or property damage occurring in the public portions of the Property; and (b) fire and casualty insurance in such amounts as will impose full replacement value coverage (if available) in the event of fire or casualty to the Demised Premises and the Building (excluding Tenant's property); and (c) workmen's compensation insurance required by law; and (d) builder's risk insurance during the period of construction of Landlord's Work and other improvements. Landlord shall supply Tenant with a certificate of insurance evidencing insurance coverage required hereunder. Such policy shall provide that such insurance shall not be reduced or cancelled, or any material change therein made, unless thirty (30) days prior written notice is given to Tenant. The minimum limits of liability of such public liability insurance shall be, with respect to personal injury and/or death and/or property damage, $3,000,000.00.

	       16.06.A. Neither party shall acquire as insured under any insurance carried by the other any right to participate in the adjustment of loss or to receive insurance proceeds, and agrees upon request to promptly endorse and deliver to the other party any checks or other instruments in payment of loss in which it is named as payee.

	       B. In the event of any claim under this Lease by one party hereto against the other, the claiming party shall look first to insurance which is required to be carried under the terms of this Lease for satisfaction of such claim. To the extent that the claim is not completely covered by such insurance the party against whom the claim is being made shall be fully responsible for any such deficiency in coverage, except (i) where the party against whom the claim is made failed to carry such insurance, such party shall have the full liability for such excess, or (ii) where the claimant failed to carry such insurance, the claimant shall have the full liability for such excess.

	       16.07. The parties hereto shall each procure and maintain in force and effect an appropriate clause in, or endorsement on, any fire or extended coverage insurance covering the Demised Premises and the Building and the personal property, fixtures and equipment located therein or thereon, pursuant to which the insurance companies waive subrogation, provided such waiver is procurable without additional premium, and having obtained such clause or endorsement of waiver of subrogation, each party hereby agrees that it will not make any claims against or seek to recover from the other for any loss or damage to its property or the property of the other, covered by such fire and extended coverage insurance, or by any such insurance which is required hereunder to be maintained with respect to which it is possible to secure such provision (whether or not such insurance has actually been maintained), reserving, however, any rights with respect to any excess of loss or injury over the amount recovered by such insurance; provided, however, that the release, discharge, exoneration and covenant not to sue herein contained shall be limited by the terms and provisions of the waiver of subrogation clause and/or endorsements and shall be coextensive therewith. If such waiver of subrogation shall be procurable only by payment of an additional premium therefor, notice of such requirement shall be furnished to the other party; and if such other party fails to pay such additional premium, of if such waiver of subrogation shall no longer be obtainable, then the provisions hereof shall not be applicable to such other party.


				  ARTICLE 17

			 DAMAGE BY FIRE OR OTHER CAUSE

	       17.0l.A. If the Demised Premises shall be damaged by fire or other cause (and this Lease is not terminated as hereinafter provided), the damages shall be repaired to substantially their condition prior to the date of such damage (exclusive of any Alterations performed by Tenant pursuant to Sections 13.01 or 13.02 and exclusive of any of Tenant's property) by and at the expense of Landlord, and until such repairs shall be made, the Fixed Rent and other charges provided for in this Lease shall be apportioned and abated as to the part of the Demised Premises which is not usable by Tenant. If the Demised Premises are totally or partially damaged or are rendered wholly or partially untenantable by fire or other casualty, Landlord shall within ten
(10) days thereafter advise Tenant whether in Landlord's judgment the Demised Premises can be rebuilt within eight (8) months or specifying such longer period as will be required. If the building will require eight (8) months or less, Landlord will proceed diligently with such rebuilding and the rent and other charges shall be abated as provided above. If the rebuilding will require more than eight (8) months, Tenant shall have the right within ten
(10) days after receipt of Landlord's advice to elect to cancel this Lease by notice given as in Article 22 hereof provided; and thereupon the term of this Lease shall expire by lapse of time upon the third day after such notice is given, and Tenant shall vacate the Demised Premises and surrender same to Landlord.

	       B. If this Lease has not been terminated pursuant to Section 17.01A and (1) if the work of repairing, replacing or rebuilding the Demised Premises or the Building shall not have been commenced within a reasonable period, or after commencement shall not be proceeding with reasonable continuity and diligence, or shall not have been fully completed within seven
(7) months after the date of such fire or other casualty, Tenant shall have the right to give Landlord written notice of Tenant's intention to itself perform such repair and if Landlord has not cured such failure within thirty
(30) days thereof the, at Tenant's option upon two days' written notice given within fifteen (15) days after the expiration of such thirty (30) day period, Tenant may complete such repair, replacement or rebuilding in which even Landlord shall make available to Tenant all insurance proceeds received or receivable under any and all policies of insurance (in the event that such proceeds actually received by Tenant are not sufficient to fully accomplish said repairs, restoration and rebuilding, Tenant shall have the right to deduct the cost of such repair, replacement and rebuilding in excess of such proceeds from the Annual Fixed Rent and other charges payable hereunder; or
(2) if Landlord has not substantially completed the making of the required repairs to the Demised Premises within seven (7) months from the date of such fire or other casualty, Tenant may within fifteen (15) days after the expiration of such period serve notice on Landlord of its intention to terminate this Lease, and if within thirty (30) days after such notice Landlord shall not have completed the making of the required repairs, this lease shall terminate on the expiration of the thirty-first (31st) day following the giving of Tenant's notice as if such date were the Expiration Date.

	       C. If more than twenty percent (20%) of the Demised Premises and the premises leased under the Existing Lease (combined) or a substantial portion of the Building shall be damaged by fire or other casualty during years 9 or 10, or years 14, 15, 20 or 21 (assuming that the applicable extension options have been validly exercised), of the term of this Lease, either Landlord or Tenant may, upon written notice to the other party given within thirty (30) days after the date of such casualty, cancel and terminate this Lease as of the date set forth in such notice, as if such date were the stated Expiration Date of this Lease and Landlord shall have no duty to repair and/or restore the Demised Premises; provided if in years 9 or 14, and such termination is by Landlord, Tenant may nullify such cancellation by exercising its option to extend this Lease at the end of years 10 or 19 (if permitted under and in accordance with Article 27), as the case may be, by written notice to Landlord given within ten (10) days after receipt of such cancellation notice (except if Landlord's cancellation is due to a determination by landlord that the Demised Premises cannot be rebuilt within eight (8) months pursuant to Section 17.01A).

	       17.02. No damage, compensation or claims shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building. Landlord shall use its best efforts to effect such repairs promptly and in such manner as not unreasonably to interfere with Tenant's occupancy.

	       17.03. Landlord will use its best efforts to require that any mortgage of the Property shall provide for application of casualty insurance loss proceeds to the repair or reconstruction of the Building and Demised Premises upon any casualty loss.


				  ARTICLE 18

				 CONDEMNATION

	       18.01. In the event that the whole of the Demised Premises shall be condemned or taken in any manner for any public or quasi-public use, this Lease and the term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title. In the event that only a part of the Demised Premises or the Property shall be so condemned or taken such that Tenant in its reasonable opinion is capable of conducting its business in the part not so taken in the same manner and to the fullest extent as prior to the taking, of which Tenant shall notify Landlord within thirty (30) days thereafter, then, effective as of the date of vesting of title, the Fixed Rent and other charges provided for in this Lease for such part shall be equitably abated and this Lease shall continue as to such part not so taken. In the event that only a part of the Property shall be so condemned or taken, then
(a) if (i) substantial structural alteration or reconstruction of the Building shall, in the reasonable opinion of Landlord, be necessary or appropriate as a result of such condemnation or taking (whether or not the Demised Premises be affected), Landlord may, at its option, or (ii) in its reasonable opinion Tenant cannot conduct its business in the parts not so taken in the same manner and to the fullest extent conducted prior to the taking (it being understood that if parking places have been taken and can be replaced within a reasonable distance from the Demised Premises then Tenant shall be deemed capable of so conducting its business), either party may, at its option, terminate this Lease and the term and estate hereby granted as of the date of such vesting of title by notifying the other in writing of such termination within 60 days following the date on which Landlord or Tenant, as the case may be, shall have received notice of vesting of title, or (b) if Landlord (or Tenant, as the case may be) does not elect to terminate this Lease, as aforesaid, this Lease shall be and remain unaffected by such condemnation or taking, except that the Fixed Rent and other charges under this Lease shall be abated to the extent hereinbefore provided. In the event that only a part of the Demised Premises shall be so condemned or taken and this Lease and the term and estate hereby granted are not terminated as hereinbefore provided, Landlord will, at its expense, (i) restore with reasonable diligence the remaining portions of the Demised Premises as nearly as practicable to the same condition as it was in prior to such condemnation or taking and (ii) replace any parking taken with substantially the same number of spaces, reasonably proximate to the Property.

	       18.02. In the event of termination in any of the cases hereinabove provided, this Lease and the term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the Expiration Date hereinbefore specified, and the rent hereunder shall be apportioned as of such date.

	       18.03. In the event of any condemnation or taking hereinabove mentioned of all or a part of the Building, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this Lease in Tenant, and Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall be entitled to receive no part of such award. Tenant shall have no claim for the value of any unexpired term of this Lease. Tenant may, however, make a separate and independent claim or claims for damages to tenant's fixtures, furnishings, machinery and equipment, or on account of any expenses which it shall incur in removing its fixtures, furnishings, machinery and equipment from the Demised Premises. Landlord and Tenant shall each cooperate and join with the other in such proceedings, including the signing of necessary documents, all as shall be necessary to enable the maintenance of such proceedings.

	       18.04. Landlord will use its best efforts to require that any mortgages of the Property provide for application of the proceeds of any taking awards to restoration, repair, and rebuilding of the portion of the Property or Demised Premises remaining after the taking.


				  ARTICLE 19

				  BANKRUPTCY

	       19.01. If at any time prior to the date herein fixed as the Commencement Date there shall be filed by or against Tenant in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy, or there shall be commenced a case under the Bankruptcy Code by or against Tenant, or a petition filed for insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant's property, and within thirty (30) days thereafter Tenant fails to secure a discharge thereof, or if Tenant makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement with its creditors, this Lease shall ipso facto be cancelled and terminated, in which event neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or of an order of any court shall be entitled to possession of the Demised Premises and Landlord, in addition to the other rights and remedies given by Section 19.03 hereof and/or by virtue of any other provision herein or elsewhere in this Lease contained or by virtue of any statute or rule of law, may retain as liquidated damages any rent, security, deposit or monies received by it from Tenant or others on behalf of Tenant upon the execution hereof.

	       19.02. If at the date fixed as the Commencement Date or if at any time during the term hereby demised there shall be filed by or against Tenant in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy, or there shall be commenced a case by or against Tenant under the Bankruptcy Code, or a petition filed in insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant's property, and within sixty (60) days thereafter Tenant fails to secure a discharge thereof, or if Tenant makes an assignment for the benefit of creditors or petitions for or enters into an arrangement with its creditors, this Lease, at the option of Landlord, exercised within a reasonable time after notice of the happening of any one or more of such events, may be cancelled and terminated, in which event neither Tenant nor any person claiming through or under Tenant by virtue of any statute or of an order of any court shall be entitled to possession or to remain in possession of the Demised Premises but shall forthwith quit and surrender the Demised Premises, and Landlord, in addition to the other rights and remedies given by
Section 19.03 hereof or which Landlord has by virtue of any other provision herein or elsewhere in this Lease contained or by virtue of any statute or rule of law, may retain as liquidated damages any rent, security, deposit or monies received by it from Tenant or others on behalf of Tenant.

	       19.03. It is stipulated and agreed that in the event of the termination of this Lease pursuant to Sections 19.01 or 19.02 hereof, Landlord, notwithstanding any other provisions of this Lease or the Existing Lease to the contrary, shall be entitled to recover forthwith from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the then fair and reasonable rental value of the Demised Premises for the same period, provided, however, that the "unexpired portion of the term" shall be the first ten (10) years of the term plus the term(s) of any option(s) to extend exercised pursuant to Article 27. Nothing herein contained shall limit or prejudice the right of the Landlord to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to or less than the amount of the difference referred to above. Nothing in this Article or the rest of this Lease is meant to diminish or cancel any rights and remedies Landlord may have under this Lease, the Existing Lease or otherwise.


				  ARTICLE 20

		  DEFAULTS AND REMEDIES; WAIVER OF REDEMPTION

	       20.0l.A. If (i) Tenant shall default in the payment of any installment of Fixed Rent or additional rent reserved herein when due and such default shall continue for ten (10) days after Tenant is given written notice thereof, or (ii) Tenant defaults in fulfilling any of the covenants of this Lease, other than the covenants for the payment of Fixed Rent or additional rent, or if the Demised Premises become deserted (which for purposes hereof shall not be deemed to have occurred if Tenant maintains a guard in the Demised Premises and its insurance is in full force and effect), then, in any one or more of such events, and such default shall continue for thirty (30) days after Tenant is given written notice thereof, or if the said default or omission complained of shall be of such a nature that the same cannot be completely cured or remedied within said thirty (30) day period, and Tenant shall not within said thirty (30) day period commence and thereafter with reasonable diligence and in good faith proceed to remedy or cure such default; or (iii) if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the Demised Premises shall be taken or occupied by someone other than Tenant; or (iv) if any of the foregoing acts, omissions or events occur under or in connection with the Existing Lease or the premises leased thereunder (which will be deemed to be a default under this Lease); then Landlord may serve a written three (3) day notice of cancellation of this Lease upon Tenant, and upon the expiration of said three (3) days, this Lease and the term hereof shall end and expire as fully and completely as if the date of expiration of such three (3) day period were the Expiration Date and Tenant shall then quit and surrender the Demised Premises to Landlord by Tenant shall remain liable as hereinafter provided.

	       B. If the three (3) day notice provided for in Section 20.01 A above shall have been given, and the term shall expire as aforesaid, (or if the event specified in (i) of Section 20.01 A above shall occur whether or not said three (3 day termination notice shall have been given), then and in any of such events Landlord may without notice, re- enter the Demised Premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of the Demised Premises and remove their effects and hold the Demised Premises as if this Lease had not been made but Tenant shall remain liable hereunder as hereinafter provided, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end.

	       20.02. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the Fixed Rent and additional rent shall become due thereupon and be paid to the time of such re-entry, dispossess and/or expiration, together with such reasonable expenses as Landlord may incur for legal expenses, attorney's fees, brokerage, and/or putting the Demised Premises in the order and condition provided for in
Article 7; (b) Landlord may re-let the Demised Premises or any part or parts thereof for a term or terms, which may, at Landlord's option, be less than or exceed the period which would otherwise have constituted the balance of the term of this Lease; and/or (c) Tenant or the legal representatives of Tenant shall also pay Landlord as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the Fixed Rent and additional rent hereby reserved and/or covenants herein contained, any deficiency between the Fixed Rent and additional rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected or to be collected on account of the lease or leases of the Demised Premises for each month of the period which would otherwise have constituted the balance of the term of this Lease; provided, however, that the "balance of the term of this Lease" shall mean, for all purposes of this
Article 20, the first ten (10) years of the term hereof plus the term(s) of any option(s) to extend the Lease exercised pursuant to Article 27. In computing such damages there shall be added to the said deficiency such expenses as Landlord may incur in connection with reletting as are provided for in (a) above. Any such damages shall be paid in monthly installments by Tenant on the rent days specified in this Lease and any suit brought to collect said sums for any month or months shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month or months by a similar proceeding. In the event any installment of such damages shall not be paid when due and such default in payment shall continue for ten
(10) days after written notice to Tenant thereof, then Landlord may immediately accelerate such deficiency for the entire balance of the term of this Lease (as defined above). Landlord at Landlord's option may make such alterations, repairs, replacements and/or decorations in the Demised Premises as Landlord in Landlord's sole judgment considers advisable and necessary for the purpose of reletting the Demised Premises; and the making of such alterations and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Provided that Landlord uses reasonable efforts to relet the Demised Premises and to mitigate Tenant's damages by so reletting, Landlord shall in no event be liable for failure to relet the Demised Premises, or in the event that the Demised Premises are relet, for inability to collect the rent thereof under such reletting, nor shall any such failure or inability release or affect Tenant's liability for damages. In the event of a breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Landlord from any other remedy, in law or in equity. The foregoing remedies and rights of Landlord are cumulative. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event Tenant is evicted or dispossessed for any cause, or in the event Landlord obtains possession of the Demised Premises by reason of the violation by Tenant of any of the covenants and conditions of this Lease, or otherwise.

	       20.03.  If any of the acts, omissions or events described in
Section 20.01A (i), (ii), (iii) or (iv) occur, they also automatically shall be deemed to have occurred under and in connection with the Existing Lease and the premises leased thereunder, and to be a default under the Existing Lease, and Landlord shall also have all of the rights and remedies available under the Existing Lease or otherwise with respect thereto, including, without limitation, all rights to terminate the Existing Lease, accelerate amounts due thereunder and collect damages from Tenant in connection therewith.


				  ARTICLE 21

			    DEFINITION OF LANDLORD

	       The term "Landlord" wherever used in this Lease shall be limited to mean and include only the owner or owners at the time in question of the Land and the Building or tenant under any ground lease hereafter affecting the Land and the Building to whom this Lease may be assigned, or a mortgagee in possession, as the case may be, so that in the event of any sale, assignment, transfer or lease of the Building, such owner, tenant or mortgagee in possession shall thereupon be released and discharged from all covenants, conditions and agreements shall be deemed assumed by and binding upon each new owner, tenant under such ground lease, or mortgagee in possession for the time being, until the Building is sold, assigned or transferred; provided that the party then constituting "landlord" at any particular time shall always be fully responsible for all obligations of Landlord provided for in this Lease and that Tenant's obligations under this Lease shall not be changed in any way by operation of this Article 21.


				  ARTICLE 22

				    NOTICES

	       Any notice, request or demand permitted or required to be given by the terms and provisions of this Lease, or by any law or governmental regulation, either by Landlord to Tenant or by Tenant to Landlord, shall be given in writing. Unless otherwise required by such law or regulation such notice, request or demand shall be given by certified or registered mail, return receipt requested, enclosed in a securely closed postpaid wrapper, in a United States Government general or branch post office, or by Federal Express or other overnight courier or by messenger service (provided in all cases that a receipt for delivery is obtained), addressed if to Tenant at its address as stated on the first page of this Lease; and, if to Landlord, addressed to Landlord at its address stated on the first page of this Lease with a copy to Brickstone Properties, Inc., 200 Brickstone Square, Andover, Massachusetts 01810, Attention: Martin Spagat; and shall be deemed to have been served and given when received by Landlord or Tenant, as the case may be. Either party, by notice as aforesaid may designate a different address or addresses for notices, requests or demands to it.


				  ARTICLE 23

			     RULES AND REGULATIONS

	       23.01. Tenant, its servants, employees, agents, visitors, and licensees shall observe and comply with the Rules and Regulations attached hereto and incorporated herein. Landlord shall have the right from time to time during the term of this Lease to make reasonable changes in and additions to the said Rules and Regulations covering matters similar to those covered by those attached hereto with the same force and effect as if they were originally attached hereto and incorporated herein; provided that

	       (a) Landlord delivers to Tenant reasonable prior written notice of such changes or additions together with a copy thereof;

	       (b) such changes or additions do not impose additional costs or burdensome obligations on Tenant and will not materially interfere with Tenant's use and occupancy of, or the conduct of its business operations in, the Demised Premises, or Tenant's access to and egress from the Demised Premises; and


	       (c) in the event that the provisions of any Rules and Regulations conflict or are inconsistent with the provisions of this Lease, the provisions of this Lease shall govern and control. Landlord shall incorporate the Rules and Regulations substantially as annexed to this Lease (as so modified) in all leases and occupancy agreements for space in the Building.

	       23.02. Any failure by Landlord to enforce any Rules and Regulations now or hereafter in effect, either against Tenant or any other tenant in the Building, shall not constitute a waiver of the enforceability of any such Rules and Regulations, provided same are not enforced so as to discriminate against Tenant.


				  ARTICLE 24

				   NO BROKER

	       24.01. Tenant represents and warrants that no brokers were retained, used or referred to it with respect to this amendment and restatement of the Lease and Tenant shall defend, indemnify and hold Landlord harmless from any and all costs, claims, liability, damage or expense, including but not limited to attorneys' fees, arising out of or resulting from a breach of this representation and warranty.

	       24.02. Landlord represents and warrants that no brokers were retained, used or referred to it with respect to the amendment and restatement of the Lease and Landlord shall defend, indemnify and hold Tenant harmless from any and all costs, claims, liability, damage or expense, including but not limited to attorneys' fees, arising out of or resulting from a breach of this representation and warranty.


				  ARTICLE 25

				 MISCELLANEOUS

	       25.01. Tenant shall not move any safe or heavy or bulky equipment or other matter which would create a load in excess of 125 pounds per square foot in or out of the Demised Premises or the Building without Landlord's written consent, which consent Landlord agrees not unreasonably to withhold or delay, provided Tenant shall not place a load upon any floor of the Demised Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Tenant shall not abuse or mistreat the Demised Premises or the installations therein.

	       25.02. Business machines and mechanical equipment belonging to Tenant which may cause noise, vibration or any other nuisance that may be transmitted to the structure or other portions of the Building or to the Demised Premises to such a degree as to adversely affect the structure of the Building or which may interfere with the use or enjoyment by other tenants of their premises or the public portions of the Building, shall be placed and maintained by Tenant, at Tenant's cost and expense, in vibration eliminators sufficient to eliminate noise or vibration.

	       25.03. In the event that an excavation or any construction should be made for building or other purposes upon land adjacent to the Building, or should be authorized to be made, Tenant shall, if necessary, afford to the person or persons causing or authorized to cause such excavation or construction or other purpose, license to enter upon the Demised Premises at reasonable hours and after reasonable notice (except in emergencies) for the purpose of doing such work as shall reasonably be necessary to protect or preserve the wall or walls of the Building, or the Building, from injury or damage and to support them by proper foundations, pinning and/or underpinning, or otherwise, provided that such work shall not significantly interfere with Tenant's use of the Demised Premises.

	       25.04. Landlord shall not be deemed, in any way or for any purpose, to have become, by the execution of this Lease or any action taken thereunder, a partner of Tenant in its business or otherwise a joint venturer or a member of any enterprise with Tenant.

	       25.05. No consent or waiver, express or implied, by Landlord or Tenant to or of any breach of any covenant, condition or duty of Tenant or Landlord, respectively, shall be construed as a consent or waiver to or of any other breach of the same or any covenant, condition or duty. The failure of Landlord to insist upon the strict performance of any of the Rules and Regulations attached hereto or hereafter adopted by Landlord, shall not prevent a subsequent violation from having all the force and effect of an original violation. The receipt or acceptance by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. Except as may have been otherwise agreed to, no payment by Tenant or receipt by Landlord of a lesser amount then the fixed rent and additional rent required to be paid shall be deemed to be other than received on account of the earliest such rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be binding on the Landlord or be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

	       25.06. This Lease with its Schedules and Annexes contains the entire agreement between Landlord and Tenant; any executory agreement heretofore or hereafter made between Landlord and Tenant shall be ineffective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such agreement of change, modification, waiver, release discharge, termination or effecting an abandonment, is signed by the party against whom enforcement is sought. Landlord shall use its best efforts to secure the consent of any mortgagee of the Demised Premises to any amendment, modification, etc. hereunder if the same is required under the terms of any mortgage on the Demised Premises.

	       25.07. The captions of Articles in this Lease and its Table of Contents are inserted only for convenient reference and in no way define, limit or describe the scope of this Lease or the intent of any provision hereof. References to Articles and Sections are to those in this Lease unless otherwise noted.

	       25.08. This Lease shall be governed by the laws of Massachusetts. If any term, covenant, conditions or provision of this Lease or the application thereof to any circumstance or to any person, firm or corporation shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions and provisions of this Lease or the application thereof to any circumstances or to any person, firm or corporation or provision is held invalid or unenforceable, shall not be affected thereby and each remaining term, covenant, condition and provision of this Lease shall be valid and shall be enforceable to the fullest extent permitted by law.

	       25.09. Tenant and Landlord agree that they will not record this Lease. Tenant and Landlord shall, upon the execution hereof, execute and deliver a notice of this Lease in appropriate form to be recorded at the South Middlesex Registry of Deeds. If this Lease is terminated before the Term expires, the parties shall execute, deliver and so record an instrument acknowledging such fact and the actual date of termination of this Lease, and Tenant hereby appoints Landlord its attorney-in-fact in its name and behalf to execute such instrument.

	       25.10. In any case where either party hereto is required to do any act (other than Tenant's obligation to pay rent), delays caused by or resulting from Acts of God, war, civil commotion, fire or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations or other causes beyond such party's reasonable control shall not be counted in determining the time during which such act shall be completed, whether such time be designated by a fixed date, a fixed time or "a reasonable time".

	       25.11. In any action or proceeding or arbitration between Landlord and Tenant, the party prevailing in such action or proceeding or arbitration shall be reimbursed by the other party for its reasonable attorneys' fees and other expenses of such action, proceeding or arbitration.

	       25.12. Tenant may not install any signs on the exterior of the Building, or that can be seen from outside of the Demised Premises. (However, Tenant does have additional signage rights under the Existing Lease.)


				  ARTICLE 26

			    SUCCESSORS AND ASSIGNS

	       The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and, except as otherwise provided herein, their assigns.


				  ARTICLE 27

			       TENANT'S OPTIONS

	       Under the terms of the Existing Lease, Tenant has been granted two (2) options to extend the term of the Existing Lease for two (2) additional terms of five (5) years each. The first (1st) option extends the term of the Existing Lease from December 1, 1999 through November 30, 2004, and the second (2nd) option extends the term of the Existing Lease from December 1, 2004 through November 30, 2009. If the term of the Existing Lease is extended pursuant to the valid exercise of one or both of the options under the Existing Lease, then Tenant will have the concurrent option to extend the term of this Lease [^^-] for the same period(s) on the same terms and conditions as this Lease, except that the Fixed Rent during the extension terms will be as set forth in Schedule III-A, provided that: concurrently with its delivery of its notice of exercise under the Existing Lease Tenant also delivers unconditional written notice of exercise of its option under this Lease; Tenant may not exercise the second (2nd) option to extend this Lease unless it first has validly exercised its first (1st) option to extend this Lease; these options are granted to and may be exercised by Tenant on the express condition that, at the time of exercise and at all times prior to the commencement date of each option period, Tenant is not in default under this Lease or the Existing Lease; and the dates set forth in the Existing Lease, which apply to the giving of Tenant's exercise notice under the Existing Lease and this Lease, shall not be extended for any reason whatsoever, and time shall be of the essence.


				  ARTICLE 28

			    (INTENTIONALLY OMITTED]



				  ARTICLE 29

				  ARBITRATION

	       29.01. Any disputes relating to the obligations or provisions of this Lease (if demand for arbitration is given prior to the sixtieth (60th) day after the notice of default as to defaults specified in Section 20.01A), shall be determined by arbitration conducted in the manner hereafter specified.

	       The party demanding such arbitration shall give written notice thereof to the other party and shall in such notice appoint an arbitrator. Within 20 days thereafter the other party shall by written notice to the original party appoint a second arbitrator. The arbitrators thus appointed shall appoint a third arbitrator and such three arbitrators shall as promptly as possible determine the disputed meaning or application, provided that:

	       (a) if the second arbitrator shall not have been appointed as aforesaid the first arbitrator shall alone proceed to determine such matter;

	       (b) if the two arbitrators appointed by the parties shall be unable to agree upon the selection of such third arbitrator within fifteen days after the appointment of the second arbitrator, they or either of them shall give written notice of such failure to agree to the parties, and, if the parties fail to agree upon the selection of such third arbitrator within fifteen days after the arbitrators appointed by the parties give notice as aforesaid, then the third such arbitrator shall be the president of the Greater Boston Real Estate Board, or on his failure, refusal or inability to act, the parties may apply for such appointment to a court of competent jurisdiction. Each arbitrator shall be qualified by virtue of experience in the area of the matter under dispute. The parties shall be entitled to present evidence to the arbitrators in support of their respective positions;

	       (c) the arbitrators may not make any determination inconsistent with any of the terms of this Lease or deprive any parties thereto of any right or warranty reserved in the Lease, or decided any matter other than the specific issue referred to arbitration as herein provided;

	       (d) the determination of the majority of the arbitrators, or of the sole arbitrator, as the case may be, shall be conclusive upon the parties. The arbitrators, or the sole arbitrator, as the case may be, shall give written notice to the parties stating their or his determination, and shall furnish to each party a signed copy thereof;

	       (e) the fees and expenses of the arbitrators and the other expenses of the arbitration properly incurred hereunder shall be paid as provided in Section 25.11. Judgment on the award may be entered in any court of competent jurisdiction; and

	       (f) While the computation of an amount may be in dispute, the non-payment of any Fixed Rent or additional rent shall not be subjected to arbitration, and all such amounts shall be paid as billed pending resolution of any dispute, and any overpayment shall be promptly repaid following such determination. In the event a dispute involves performance of an obligation, the nonperformance of which constitutes or would create an emergency or cause a default under any mortgage or ground lease, same may be performed by the other party at its option and the arbitrators shall determine the responsibility for the payment of the cost of such performance.

	       IN WITNESS WHEREOF, Landlord and Tenant have respectively signed and sealed this Lease as of the date first above written.



				 HARVARD MILLS REALTY,
				 A MASSACHUSETTS LIMITED PARTNERSHIP
				 By: NIUNA-WAKEFIELD, INC.,
				     General Partner

WITNESS:

- --------------------------             By: ---------------------
	 (signature)                       Martin Spagat
					   Vice President and
					   Assistant Treasurer

- --------------------------             -------------------------
Name printed


				       METCALF & EDDY, INC.,
				       a Delaware corporation


WITNESS:

- --------------------------             By: ---------------------
	 (Signature)                                  President


- --------------------------             -------------------------
Name printed                           Name printed


WITNESS:

- --------------------------             By: ---------------------
	 (Signature)                      Secretary or Treasurer


- --------------------------             -------------------------
Name printed                           Name printed




				  SCHEDULE I

			       DEMISED PREMISES

	       2nd Floor - Eastern Wing



				  SCHEDULE IA

			   THE NEW DEMISED PREMISES

	       2nd Floor - Eastern Wing



				  SCHEDULE II

				   SITE PLAN

		    HARVARD MILLS, WAKEFIELD, MASSACHUSETTS



				 SCHEDULE III

			   TENANT'S PERCENTAGE; USE

	 1.    Tenant's Percentage:  10.55% (combined Area A and Area B)

	       (a)   Area A Tenant's Percentage: 6.6%.    NOTE:
							  ADDITIONAL
	       (b)   Area B Tenant's Percentage: 3.95%    TENANT'S
							  PERCENTAGE
							  PURSUANT
							  TO
							  ADDENDUM

	 2.    Use:

	       (a) As to Area A of the Demised Premises, for general office use, including executive, administrative and clerical offices and uses ancillary thereto which are harmonious with office use.

	       (b) As to the Area B of the Demised Premises, for the storage of Tenant's records and office supplies, furniture and unplugged equipment, or for the uses described in subparagraph (a) above (subject to compliance with all laws).

	       Although Area B is and will remain part of the Demised Premises under this Lease, in order to make the most efficient use of its space, Tenant may designate one or two other locations within the premises leased to Tenant under the Existing Lease (the "Swap Locations") which will, in effect, be used in place of Area B only for the purpose of determining whether Fixed Rent and a portion of Common Expenses continue to be abated as described below. Tenant must designate the Swap Locations (whether one or two) pursuant to a written notice to Landlord given no later than January 31, 1990. The Swap Locations must be clearly and distinctly designated (with dimensions) on floor plans attached to this notice, and the square footage of each Swap Location must be included in this notice. (The square footage of the Swap Location(s) must be within 10% of the rentable square footage of Area B, and Tenant's measurements will be subject to remeasurement and approval by Landlord.) If this notice is not given as required, there will be no Swap Location(s), but if this notice is given as required the Swap Location(s) cannot be changed.

	       If Tenant uses Area B (assuming no Swap Locations are designated) or a Swap Location for any use other than solely for the storage of Tenant's records, office supplies, furniture and unplugged equipment, or for use or occupancy by people for any purpose other than while actually placing or retrieving stored items in the ordinary course of business, then Tenant will immediately notify Landlord in writing. (For example, the establishment or occupation of temporary or permanent offices or areas by people who place or retrieve stored items would constitute a changed use and would require notification.) Tenant's failure to notify Landlord within three days of the changed use will be a default under this Lease.

		     (i) If the changed use occurs after November 30, 1990 and before December 1, 1991, from and after the date of the changed use Fixed Rent no longer will be abated as described in Section 3.01 for the entire Area B (assuming no Swap Location(s) designated), or for the entire Swap Location(s) where the changed use has occurred.

		     (ii) If the changed use occurs after February 1, 1990 and before December 1, 1991, from and after the date of the changed use Common Expenses no longer will be abated as described in Section 3.03C for the entire Area B (assuming no Swap Location(s) designated), or for the entire Swap Location(s) designated), or for the entire Swap Location(s) where the changed use has occurred.

		     (iii) As a hypothetical example, assuming that two Swap Locations are designated, one containing 5,000 square feet and the other containing 4,000 square feet, the 5,000 square foot Swap Location is used for non-storage purposes on June 1, 1990, and the 4,000 square foot Swap Location is used for non-storage purposes on June 1, 1991, the abatement of Fixed Rent and Common Expenses would be affected as follows:

	       Period                     Fixed Rent Abatement
	    -----------                  ----------------------
	 12/1/89-11/30/90              Full abatement (non-storage
				       use occurred before 11/30/90)

	 11/30/90-6/1/91               Abatement on 4,000 s.f. only
				       (non-storage use in 5,000 s.f.
				       Swap Location)

	 6/1/91-12/1/91                No abatement (non-storage use
				       in both Swap Locations)

	       Period                    Common Expenses Abatement
	     ---------                  ---------------------------
	 12/1/89-6/1/90                Full abatement, 3.95% of
				       Tenant's Percentage (both Swap
				       Locations used solely for
				       storage)

	 6/1/90-6/1/91                 Abatement on 4,000 s.f. only,
				       1.75% of Tenant's Percentage
				       (storage use in 5,000 s.f.
				       Swap Location)

	 6/1/91-12/1/91                No Abatement (non-storage use
				       in both Swap Locations)


				SCHEDULE III-A

				  FIXED RENT

		    Annual Fixed
   Period           Rent Per S.F.        Annual Rent         Monthly Rent
- ---------------    ---------------    -----------------    -----------------
 Until                 $13.50(*)       $324,162.00(*)        $27,013.50(*)
 8/31/92*
 9/1/92-                14.85           356,578.20            29,714.85
 8/31/95
 9/1/95-                17.95           431,015.40            35,917.95
 8/31/99
 9/1/99-                20.44           490,805.28            40,900.44
 8/31/2002
 9/1/2002-              23.00           552,276.00            46,023.00
 8/31/2005
 9/1/2005-              25.87           621,190.44            51,765.87
 8/31/2008
 9/1/2008-              29.09           698,509.08            58,209.09
 11/30/2009

	    NOTE ADDITIONAL FIXED RENT PAYABLE PURSUANT TO ADDENDUM

- -------------
*Rent will be abated as described in Section 3.01 (except as described in and subject to Section 2(b) of Schedule III).



			       SCHEDULE III - B

		      FIXED RENT FOR NEW DEMISED PREMISES


		    Annual Fixed
   Period           Rent Per S.F.        Annual Rent         Monthly Rent
- ---------------    ---------------    -----------------    -----------------
 Until                 $13.50(*)       $321,016.50(*)        $26,751.37(*)
 8/31/92(*)
 9/1/92-                14.85           353,118.15            29,426.51
 8/31/95
 9/1/95-                17.95           426,833.05            35,569.42
 8/31/99
 9/1/99-                20.44           486,042.76            40,503.56
 8/31/2002
 9/1/2002-              23.00           546,917.00            45,576.42
 8/31/2005
 9/1/2005-              25.87           615,162.73            51,263.56
 8/31/2008
 9/1/2008-              29.09           691,731.11            57,644.26
 11/30/2009


	    NOTE ADDITIONAL FIXED RENT PAYABLE PURSUANT TO ADDENDUM

- ------------
*Rent will be abated as described in Section 3.01 (except as described in and subject to Section 2(b) of Schedule III).

				  SCHEDULE IV

			    [INTENTIONALLY OMITTED]



				  SCHEDULE V

			    FORM OF SUBORDINATION,
		    NONDISTURBANCE AND ATTORNMENT AGREEMENT

	       1. Identifications. This Subordination, Nondisturbance and Attornment Agreement dated as of January __, 1984, is made by and between METCALF & EDDY, INC. ______________, a Delaware corporation, ("Tenant"), and WELLS FARGO BANK, N.A. ("Mortgagee"), mortgagee under a construction mortgage dated as of May 5, 1983 recorded with Middlesex South District Deeds in Book 15006, Page 409, ("Mortgage") from HARVARD MILLS REALTY, A MASSACHUSETTS LIMITED PARTNERSHIP, a Massachusetts limited partnership, "Owner"), to Mortgagee securing a promissory note dated as of May 5, 1983 in the principal amount of $8,400,000.00 and Owner.

	       2.    Recitals.

	       2.1 Lease. Tenant is the lessee under a certain lease dated January __, 1984, from Owner, a true and correct copy of which has been submitted to Mortgagee (the "Lease"), of a portion of certain real property in Wakefield, Massachusetts, described in the Mortgage (the "Premises"). Said lease is described in a Notice of Lease to be recorded herewith.

	       2.2 Mortgage and Assignment. Pursuant to the Mortgage and by a separate Assignment of Lessor's Interest in Leases dated as of May 5, 1983 recorded with said Deeds in Book 15006, Page 442, (the "Assignment"), Owner has mortgaged the Premises and has assigned all of its rights under the Lease to Mortgagee.

	       3. Agreements. In consideration of the foregoing and the mutual covenants hereinafter contained, Tenant and Mortgagee hereby agree as follows:

	       3.1   Representations by the Tenant Concerning the Lease.
Owner and Tenant hereby certify that the Lease is a complete statement of the agreement of the parties thereto with respect to the letting of the Premises, that the Lease is in full force and effect and the execution thereof by Tenant was duly authorized; that neither Owner nor Tenant is in default under the Lease and that neither Owner nor Tenant has knowledge of any default or claim of default on the part of, or claim of offset against the rent and other amounts payable to Owner under the lease, and that no security deposits, rent or other amounts due or to be due under the Lease have been paid to Owner in advance.

	       Tenant further certifies that it has not made and there is not now contemplated any assignment for the benefit of creditors or the filing of any petitions or the institution of any proceedings under the bankruptcy or similar laws of the United States or of any state; that there are, to the knowledge of Tenant's officers, no such petitions or proceedings pending or threatened against Tenant; and that Tenant is not insolvent within the meaning of the Bankruptcy Code.

	       3.2 Consent to Assignment by the Tenant. Tenant hereby consents to the Mortgage and Assignment.

	       3.3 Covenants. Regardless of whether or not Mortgagee has notified Tenant of Mortgagee's exercise of its rights under the Assignment, Tenant hereby agrees as follows:

	       (a) not, without the prior written consent of Mortgagee, to pay security deposits, rent or other amounts aggregating at any time in excess of one month's rent in advance on account of the Lease; and

	       (b) not, without the prior written consent of Mortgagee, to amend or modify the Lease or any of the terms thereof, or, except pursuant to the terms of the Lease, cancel, terminate or surrender the Lease.

	       3.4 Mortgagee's Opportunity to cure Owner's Defaults. In the event of default by Owner under the Lease, Tenant shall not be entitled to exercise any right which Tenant may have under the Lease or at law to cancel the Lease or abate the rent thereunder (i) unless Tenant shall first have given written notice of such default to the Mortgagee and (ii) unless Mortgagee, after receipt of such notice, fails to cure, or cause to be cured, the specified default within a reasonable time thereafter; but nothing herein shall be deemed to impose any obligation on Mortgagee to cure such default. "Reasonable time" as used herein includes a reasonable time to obtain possession of the Premises if the default cannot be cured without such possession.

	       3.5 Subordination of Lease and Attornment by Tenant. Tenant, in consideration of Mortgagee's covenants hereunder, hereby agrees with Mortgagee that the Lease shall be subject and subordinate to the estate of the Mortgage and any renewals, extensions, modifications or replacements thereof (provided that any such renewals, extensions, modifications or replacements do not affect Tenant's rights or duties under the Agreement or the Lease) as though the Mortgage and any such renewal, extension, modification or replacement had been executed, acknowledged and delivered prior to the Lease and recorded prior to the Lease and any notice of the Lease.

	       Tenant further attorns to Mortgagee and agrees that in the event of the exercise by Mortgagee of its rights under the Mortgage and the taking of possession of, or the acquisition of title to, the premises by Mortgagee or by any other purchaser of the Premises, whether through foreclosure proceedings or otherwise, Tenant shall recognize Mortgagee or such other purchaser as the lessor under the Lease and the Lease shall continue in full force and effect in accordance with its terms.

	       3.6 Recognition and Nondisturbance. Mortgagee hereby agrees that, so long as Tenant duly and promptly performs all of its obligations under the Lease, and hereunder, Mortgagee shall not, in or after taking possession of or acquiring title to the Premises through foreclosure proceedings or otherwise, disturb the possession and other rights of Tenant under the Lease, and will accept Tenant as lessee under the terms and conditions and for the entire duration of the term of the Lease, including any extensions and renewals set forth in the Lease and any modifications or amendments thereof to which Mortgagee has previously agreed in writing. From and after such taking of possession or acquiring title, Mortgagee shall be responsible for the Landlord's obligations to the extent set forth in the Lease, as if it were the Landlord thereunder. Mortgagee, its successors and assigns, shall not, however, be:

	       (a) liable for any act or omission of any prior lessor (including Owner), except as provided in Sections 2.05,
		     3.04 and 14.02 of the Lease;

	       (b) subject to any offset or defense which Tenant might have against any prior lessor (including Owner), except as provided in Sections 2.05, 3.04 and 14.02 of the Lease;

	       (c) bound by any payment of rent or additional rent made by Tenant to Owner more than one month in advance; or

	       (d) bound by any amendment to or modification of the Lease made without the written consent of Mortgagee.

	       4.    General.

	       4.1 Notices. All notices required or permitted to be given hereunder shall be in writing and delivered by hand or mailed, postage prepaid, by registered or certified mail, addressed in the case of the Mortgagee to it, c/o Real Estate Industries Group, 9600 Santa Monica Boulevard, Beverly Hills, California 90213, Attention: Kenneth Peterson; and in the case of the Tenant to it at the Premises; and in the case of Owner to it at 433 North Camden Drive, Suite 960, Beverly Hills, California 90210; or such other address as the addressee may have designated by notice given hereunder to the other parties.

	       4.2 Amendments. This Agreement may not be waived, changed or discharged orally, but only by an agreement in writing and signed by Mortgagee and Tenant, and any oral waiver, change or discharge of any provision of this Agreement shall be without authority and of no force and effect.

	       4.3 Captions. Article and paragraph captions are not a part hereof.

	       4.4 Severability. The invalidity of any provision of this Agreement, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provisions hereof.

	       4.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, which in the case of Mortgagee shall expressly include any purchaser at foreclosure sale pursuant to the Mortgage, and such purchaser's successors and assigns.

	       4.6 Applicable Law. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts.

	       WITNESS the execution hereof under seal as of the day and year first above written.


				 METCALF & EDDY, INC., Tenant


				 By_______________________________
				   Its


				 WELLS FARGO BANK, N.A., Mortgagee


				 By_______________________________
				   Its


				 HARVARD MILLS REALTY, A
				    MASSACHUSETTS LIMITED
				    PARTNERSHIP, Owner
				 By NIUNA-WAKEFIELD, INC.,
				    General Partner,


				 By_______________________________
				      John Kusmiersky
				      President



			 COMMONWEALTH OF MASSACHUSETTS

		     , SS.                                     , 198

	       On this       day of           , 198  , personally appeared
before me                    , to me personally known, who, being by me duly
sworn, did say that he is the                  of                            ,
and that this instrument was signed and sealed on behalf of said Corporation pursuant to resolutions duly adopted and said officer acknowledged the foregoing to be the free act and deed of said Corporation.

	       IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.



				 _______________________________
				 Notary Public

				 My Commission Expires:



			      STATE OF CALIFORNIA

		     , SS.                                     , 198

	       On this       day of           , 198  , personally appeared
before me                    , to me personally known, who, being by me duly
sworn, did say that he is an authorized officer of Wells Fargo Bank, N.A., and that this instrument was signed and sealed on behalf of said Corporation by authority of its board of directors, and said officer acknowledged the foregoing to be the free act and deed of said Corporation.

	       IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.



				 _______________________________
				 Notary Public

				 My Commission Expires:





STATE OF           )
		   ) ss.:
COUNTY OF          )

	       On the      day of January, 1984, before me personally came
		   to me known, who, being by me duly sworn, did depose and
say that he resides at No.                                    ; that he is the
			      of NIUNA-WAKEFIELD, INC., the corporation
described in and which executed the foregoing instrument as a general partner of HARVARD MILLS REALTY, A MASSACHUSETTS LIMITED PARTNERSHIP; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporation's seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order for and on behalf of said corporation, for and on behalf of said limited partnership.


				       ___________________________
				       Notary Public




			     RULES AND REGULATIONS


	       1. Fire exits and stairways other than in the Demised Premises are for emergency use only, and they shall not be used for any other purposes by the tenants, their employees, licensees or invitees. No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of, or store any materials on any of the sidewalks, plaza, entrances, corridors, elevators, fire exits or stairways of the Building. The Landlord reserves the right to control and operate the pubic portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

	       2. The Demised Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

	       3. Any person whose presence in the Building at any time shall, in the judgment of Landlord, be prejudicial to the safety, character, reputation and interests of the Building or its tenants may be denied access to the Building or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion, the Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building. The Landlord shall, in no way, be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the tenant's premises or the Building under the provisions of this rule.

	       4. No awnings or other projections over or around the windows shall be installed by any tenant, and only such window blinds as are permitted by the Landlord shall be used in a tenant's premises.

	       5. Hand trucks shall not be used in any space, or in the public halls of the Building, either by the Tenant or by others, in the delivery or receipt of merchandise, except those equipped with rubber tires and side guards.

	       6. No noise, including the playing of any musical instruments, radio or television, which, in the judgement of the Landlord, might disturb other tenants in the Building shall be made or permitted by any tenant, and no cooking shall be done in the Tenant's premises, except in areas expressly approved by the Landlord. Tenant shall not permit any cooking or food odors emanating within the Demised Premised to seep into other portions of the Building. Nothing shall be done or permitted in any tenant's premises, and nothing shall be brought into or kept in any tenant's premises, which would impair or interfere with any of the Building services or the proper and economic servicing of the Building or the premises, or the use or enjoyment by any other tenant of any other premises.

	       7. No dangerous, inflammable, combustible or explosive object or material shall be brought into the Building by any tenant or with the permission of any tenant.

	       8. Canvassing, soliciting and peddling in the Building are prohibited, and each tenant shall cooperate to prevent same.

	       9. No acids, vapors or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them. The water and wash closets and other plumbing fixtures in or serving any tenant's premises shall not be used for any purpose other than the purpose for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein.

	       10. No signs, advertisements, notices or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside or inside of the premises or the Building which are visible from the exterior of the Building without the prior written consent of Landlord. Tenant shall cause the exterior of any sign to be kept clean, properly maintained and in good order and repair throughout the term of this Lease. In the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability, and may charge the expense incurred by such removal to the tenant or tenants violating this rule.

	       11. All movers used by any tenant or occupant of the Building shall be appropriately licensed and shall maintain adequate insurance coverage. Tenant shall protect the Demised Premises, including all Finishing Work, from damage or soiling by Tenant's movers and contractors and shall pay for extra cleaning or replacement or repairs by reason of Tenant's failure to do so.





			       ADDENDUM TO LEASE
			    DATED DECEMBER 1, 1989

	       This Addendum is attached to and is a part of the above-described Lease. This Addendum is meant to be read together with the rest of this Lease, but if there is any conflict, this Addendum will control.

	       1. In addition to the Demised Premises referred to in the rest of this Lease, which are on the 2nd floor of the eastern wing of the Building, the Demised Premises also include space on the 1st floor of the eastern wing of the Building as shown on Schedule BB attached to this Addendum and incorporated herein by this reference (the "Travel Space"). The Travel Space is agreed to contain 160 rentable square feet. Tenant may use the Travel Space only as a travel service office and for no other purpose. Tenant accepts the Travel Space absolutely "as is" and agrees that Landlord is not required to perform or make any repairs, maintenance or improvements to the Travel Space or provide services therefor.

	       2. Either Landlord or Tenant may terminate this lease with respect to the Travel Space at any time on at least ninety (90) days' prior written notice to the other. All amounts due with respect to the Travel Space will be paid through and including the termination, but otherwise there will be no liability for termination as described above (except for liabilities incurred prior to termination).

	       3. In addition to any amounts due in connection with the rest of the Demised Premises, Tenant will pay Fixed Rent for the Travel Space at the same rates and in the same manner as Fixed Rent is payable for the rest of the Demised Premises. For example, until September 1, 1992, the annual Fixed Rent per square foot for the Travel Space will be $13.50, for an annual rent of $2,160.00 and a monthly rent of $180.00. Tenant also will pay for any utilities used or consumed in connection with the Travel Space, its pro rata share of all Common Expenses for the Travel Space, and all other charges due in connection with the Travel Space. Tenant's Percentage for the Travel Space is .07%.





			  AMENDMENT NO. 1 TO GUARANTY

1. Metcalf & Eddy Companies Inc. ("MECI") entered into a Guaranty, dated September 21, 1989 (the "Guaranty"), pursuant to which MECI guaranteed the obligations of Metcalf & Eddy, Inc. ("Tenant") under an Amended and Restated Lease, dated July 26, 1989 with Harvard Mills Realty ("Landlord"). Unless otherwise defined, terms used in this Amendment have the same meanings as those used in the Guaranty.

2. Tenant and Landlord have executed or are about to execute a new lease, dated December 1, 1989, for additional space on the second floor at Harvard Mills (the "New 2nd Floor Lease"). The parties wish to amend the Guaranty to include MECI's guaranty of the obligations of Tenant under the New 2nd Floor Lease. To accomplish this, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the Guaranty is amended as follows:

3. In addition to Guarantor's obligations under the Guaranty with respect to the Amended and Restated lease, all of the terms of the Guaranty and all of Guarantor's obligations thereunder also apply with respect to the obligations, covenants, conditions and agreements contained in the New 2nd Floor Lease and all Schedules and Annexes thereto and all renewals, modifications or extensions of the New 2nd Floor Lease, all of which are now fully guaranteed by MECI under the Guaranty.

4.       The Guaranty, as so amended, remains in full force and effect.

	       IN WITNESS WHEREOF, intending to be legally bound, the undersigned has executed this Amendment as of December 1, 1989.

				       METCALF & EDDY COMPANIES INC.
WITNESS:


________________________               BY:___________________________
	 Signature                             Signature


________________________               ______________________________
Name printed, title                    Name printed, title
				       Authorized Signatory




			     HARVARD MILLS REALTY
			   c/o Brickstone Properties
			     300 Brickstone Square
			       Andover, MA 01810


							  February 13, 1991


Jeremy Long
Metcalf & Eddy, Inc.
10 Harvard Mills Square
Wakefield, MA 01880

	       Re:   Harvard Mills Square
		     Lease, dated December 1, 1989 (the "Lease")

Dear Jeremy:

	       As we agreed, as of November 20, 1990, Metcalf & Eddy, Inc. leased 2,200 rentable square feet of space on the 2nd floor of the eastern wing of the project as shown in Exhibit "AA" attached (the "Additional Space"). So, we are confirming our agreements and the Lease is amended as follows:

	       1. As of November 20, 1990, the Additional Space is part of the Demised Premises. Tenant accepts the Additional Space as is, but Landlord will reimburse Tenant for Tenant's reasonable cost to construct the demising wall for the Additional Space.

	       2. With the Additional Space, Tenant's Percentage is increased from 10.55% to 11.62% (not including the Travel Space). Fixed Rent for the Additional Space will be charged at the same rate per square foot as Fixed Rent for the rest of the Demised Premised as shown in Schedule III-A to the lease, but if Tenant does not default it will be abated until November 20, 1992.

				 Sincerely,

				 Niuna-Wakefield, Inc.
				 general partner


				 By:____________________________
				       Martin Spagat
				       Vice President
				       Assistant  Treasurer

Agreed on March 28, 1991.

				 METCALF & EDDY, INC.


				 By:_____________________________
				       (signature)


				 ________________________________
				 Name Printed, Title